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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-112354

P R O S P E C T U S  S U P P L E M E N T
(To Prospectus dated February 6, 2004)

20,000,000 Shares
Willis Group Holdings Limited
Common Stock
$38.27 per share

        The selling shareholders named in this prospectus supplement are selling 20,000,000 shares of our common stock. The selling shareholders have granted the underwriters an option to purchase up to 3,000,000 additional shares of common stock to cover overallotments. We will not receive any proceeds from the sale of shares in this offering.

        We have indicated to the underwriters an intention to purchase, concurrently with this underwritten offering, 4,000,000 shares of our common stock directly from the selling shareholders in a private, non-underwritten transaction at the net per share price to be received by the selling shareholders in this underwritten offering.

        Our common stock is traded on the New York Stock Exchange under the symbol "WSH". On February 19, 2004, the last reported sale price of our common stock on the New York Stock Exchange was $38.27 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$38.270	$765,400,000
Underwriting discount	$1.244	$24,880,000
Proceeds to the selling shareholders	$37.026	$740,520,000

        The underwriters expect to deliver the shares to purchasers on or about February 25, 2004.

Joint Book-Running Managers

Citigroup	Credit Suisse First Boston	Banc of America Securities LLC

JPMorgan	Morgan Stanley	UBS Investment Bank

Merrill Lynch & Co.	Lehman Brothers

February 19, 2004

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the common stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the selling shareholders have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of their respective dates.

        We, the selling shareholders and the underwriters are not making an offer to sell the common stock in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for a person to make an offer or solicitation.

BERMUDA MONETARY AUTHORITY

        The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars. The permission of the Bermuda Monetary Authority is required for the issue and transfer of our shares and other securities under the Exchange Control Act 1972 of Bermuda and regulations under it.

        We have obtained the permission of the Bermuda Monetary Authority for the free issue and transferability of some of our common stock as described in this prospectus supplement. No permission has yet been sought from the Bermuda Monetary Authority in respect of the other securities referred to in the accompanying prospectus nor for the conversion of any such securities into shares of our common stock. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document. The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement. Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda.

FORWARD-LOOKING STATEMENTS

        We have included in this prospectus supplement and the accompanying prospectus forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that state our intentions, beliefs, expectations or predictions for the future. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as:

  •
  changes in premium rates;

  •
  the competitive environment;

  •
  the actual cost of resolution of contingent liabilities;

  •
  general economic conditions in different countries around the world;

  •
  fluctuations in currency exchange rates and global equity and fixed income markets; and

  •
  other factors disclosed under "Risk Factors" and elsewhere in this prospectus supplement and the accompanying prospectus.

        Although we believe that the expectations reflected in forward-looking statements are reasonable we can give no assurance that those expectations will prove to be correct. We assume no obligation to update our forward-looking statements or to advise of changes in the assumptions and factors on which they are based. All forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified by reference to this cautionary statement.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. To fully understand this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus and our financial statements and the related notes contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision.

The Willis Group

        Willis Group Holdings Limited is the ultimate holding company for the Willis Group. We trace our history to 1828 and are the third largest insurance broker in the world.

        Willis Group Holdings Limited was incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act 1981 of Bermuda, as amended, for the sole purpose of redomiciling the ultimate parent company of the Willis Group (comprised of TA I Limited and subsidiaries) from the United Kingdom to Bermuda. We completed an initial public offering of approximately 16% of our shares in June 2001. In November 2001, May 2002 and April 2003, approximately 12%, 15% and 16%, respectively, of our shares were publicly sold through secondary public offerings.

        We and our associates serve a diverse base of clients located in approximately 180 countries. These clients include major multinational and middle-market companies in a variety of industries, as well as public institutions. Many of our client relationships span decades. With approximately 14,500 employees around the world and a network of over 300 offices in some 80 countries, in each case including our associates, we believe we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

        We provide a broad range of value-added risk management consulting and insurance brokerage services to in excess of 50,000 clients worldwide. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are one of three recognized leaders in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries. In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping clients determine the best means of managing risk and negotiating and placing insurance risk with insurance carriers through our global distribution network.

        We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risks to the global insurance and reinsurance markets and then execute transactions at the most appropriate available price, terms and conditions for our clients. Our global distribution network enables us to place risks in the most appropriate insurance or reinsurance market worldwide. We also offer clients a broad range of services to help them identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses), to a variety of due diligence services to the provision of practical on-site risk control services (such as health and safety or property loss control consulting). We also assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurance risks for our own account.

        For administrative convenience, we utilize the offices of a subsidiary company as our principal executive offices. The address is Ten Trinity Square, London EC3P 3AX, England and the telephone number is (011) 44-20-7488-8111.

Competitive Strengths

        We benefit from and intend to capitalize on:

  •
  Strong Franchise with Significant Market Positions. We are the third largest insurance broker in the world and have significant market positions in the United States, the United Kingdom and, directly and through our associates, in many other countries. We are one of three recognized leaders in providing specialized risk management advisory and other services on a global basis to clients in a variety of industries. Our strong global franchise and significant market positions allow us to meet better the risk management needs of our existing clients, help attract new clients, create economies of scale and attract talented professionals to our company.

  •
  Strong Global Presence. We have the skills and insurance brokering distribution capabilities to effectively meet the global risk management needs of large multinational and middle-market clients. We have approximately 14,500 employees around the world and a network of over 300 offices in some 80 countries, in each case including associates. This strong global franchise enables us and our associates to serve over 50,000 clients located in approximately 180 countries worldwide.

  •
  Extensive and Diverse Client Base. Our clients operate in many businesses and industries throughout the world and generally range in size from major multinational corporations to middle market companies. Many of our client relationships span decades, such as our relationship with The Tokio Marine and Fire Insurance Company, Limited, the largest non-life insurance company in Japan, which dates back over 100 years. We believe our diversified client base provides a relatively stable source of revenue and also offers significant additional revenue opportunities to provide these clients with additional products and services and cross-sell existing products and services across our many areas of expertise.

  •
  Broad Array of Client-Oriented Services and Products. With our specialized product and industry teams around the world, we help our clients assess the risks they encounter in their operations worldwide, from employee benefits and healthcare to the specialized risks of the aerospace industry. On behalf of our clients, we negotiate policy terms and place the appropriate insurance coverage with insurance underwriters using our significant placing power and also advise clients on appropriate levels of self-insurance and help establish and manage captive insurance companies.

  •
  Experienced and Incentivized Management and Employees. Our Chairman and Chief Executive Officer, Joseph Plumeri, joined Willis Group in October 2000 after 32 years at Citigroup and its predecessor companies, most recently serving as Chairman of Citibank North America's retail operations and Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services. In addition, our top 13 executives average 19 years of experience in the insurance brokerage and insurance industries and an average of 13 years of experience with us. To date, approximately 6,000 employees have invested or acquired interests in our equity either directly or through our employee share incentive programs, representing approximately 18% of our fully diluted share capital.

Business Strategies

        Our strategic objectives are to continue to grow revenues, cash flow and earnings and to enhance our position as the third largest global provider of risk management services. The key elements of this strategy are to:

  •
  Capitalize on Strong Global Franchise. As one of only three insurance brokers providing risk management services on a global basis, we believe we are well positioned to take advantage of the increased demand for global risk management expertise by cross-selling both existing and new products and services to our existing clients and targeting new clients in need of our global reach and specialized expertise and knowledge.

  •
  Emphasize Value-Added Services. We seek to offer value-added, fee-based risk management services, such as risk management consulting advice, including captive insurance company management, loss control techniques and self-insurance consulting, employee benefits consulting, claims administration and alternative risk transfer methods to complement our existing insurance brokerage business.

  •
  Focus on Cross-Selling. We have taken a number of initiatives to support the development of a cross-selling culture. We have created the internal management systems and account planning processes needed to assist our producers in selling additional products and services to existing clients. Further, we have implemented compensation plans that support and reward cross-selling.

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  Increase Operating Efficiencies. In addition to our revenue growth and improved client service initiatives, we have implemented a number of measures designed to streamline work processes to increase efficiency while improving client service. We have also streamlined administrative processes and are working closely with certain insurance carriers to generate new product and service ideas.

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  Implement Global Best Practices and Create a Single Company Culture. Our management team, led by Mr. Plumeri, believes we can be better positioned for continued profitable expansion through the implementation of global best practices and the creation of a single company culture. The key elements of this strategy include a focus on group-wide training, risk analysis and product design, increasing employee stock ownership and improving communication from top management to staff at all levels.

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  Pursue Strategic Acquisitions and Investments. We believe that the consolidation in the brokerage and risk management consulting industry, coupled with the importance of a global presence, will provide us with opportunities to acquire smaller brokers, consultants and related businesses that have a strong regional or local market position or possess specialized product expertise which complements our existing products. In addition to acquiring controlling interests, we have also expanded internationally through strategic minority investments in, and developing close working relationships with, other brokers.

The Offering

Common stock offered by the selling shareholders(1)	20,000,000 shares
Common stock to be repurchased from the selling shareholders concurrently with this offering	4,000,000 shares
Common stock to be outstanding after this offering(2)	156,124,404 shares
Use of proceeds	The selling shareholders will receive the net proceeds from the sale of shares of our common stock offered in this prospectus supplement.
Dividend policy
We paid a quarterly cash dividend on our common stock of $0.125 per share on April 15, 2003 and July 14, 2003. We paid a quarterly cash dividend of $0.1625 per share on October 14, 2003 and January 13, 2004. On February 4, 2004, we declared a quarterly cash dividend of $0.1875 per share, which will be payable on April 15, 2004 to shareholders of record on March 31, 2004.
New York Stock Exchange symbol	WSH

(1)
Does not include 3,000,000 shares that the underwriters may purchase from the selling shareholders to cover overallotments of shares, if any.

(2)
The number of shares to be outstanding after this offering is based on the number of shares of our common stock outstanding on February 19, 2004 less the shares we expect to repurchase and cancel concurrently with this offering.

  Does not include:

  •
  22,439,479 shares issuable upon the exercise of stock options outstanding as of December 31, 2003, 7,832,227 of which are subject to currently exercisable options at an average exercise price of £2.00 ($3.78, based on the exchange rate as of February 19, 2004 of $1.89=£1.00) per share, and 289,159 restricted shares granted and unforfeited as of December 31, 2003; and

  •
  32,292,794 shares (which includes the 22,728,638 shares issuable upon the exercise of outstanding stock options and the vesting of restricted shares granted and unforfeited as of December 31, 2003) authorized and reserved for issuance under our various stock plans as of December 31, 2003.

Recent Developments

        On December 4, 2003, we announced that we had repaid and cancelled our revolving credit facility and entered into a new $600 million credit agreement, consisting of a $450 million term loan facility and a $150 million revolving credit facility. In addition, on February 2, 2004, our subsidiary, Willis North America, redeemed in full all of the $370 million aggregate principal amount 9% senior subordinated notes due 2009 at a price of 104.5% of their principal amount. The redemption was financed through borrowings of $300 million under our new credit agreement and approximately $87 million from existing cash balances.

        On February 4, 2004, our Board of Directors increased the quarterly cash dividend on our common stock to $0.1875 per share, an annual rate of $0.75 per share. The dividend is payable on April 15, 2004 to shareholders of record on March 31, 2004. Our Board of Directors also approved increasing our existing common stock buyback authorization from $100 million to $300 million. We plan to purchase, concurrently with this underwritten offering, 4,000,000 shares of our common stock directly from the selling shareholders in a private, non-underwritten transaction at the net per share price at which shares are sold in this underwritten offering.

        In addition, in January 2004, consistent with our growth strategy, we acquired the remaining 70% interest in Willis A/S, Denmark's largest insurance broker, with annualized revenues of approximately $50 million. In January 2004, we also acquired Ital Re S.p.A., a major Italian reinsurance broker, and Kirecon A/S, a leader in providing reinsurance brokering services in Denmark, and the business of Vision Insurance Group, a risk management and reinsurance brokerage firm in Alabama.

Recent Financial Results

        On February 4, 2004, we announced the following financial information for the fiscal year ended December 31, 2003. The financial information presented below for each of the three months ended December 31, 2002 and December 31, 2003 and the twelve months ended December 31, 2003 have been derived from our unaudited consolidated financial statements. The financial information presented below for the twelve months ended December 31, 2002 have been derived from our audited financial statements:

	Three months ended December 31,		Year ended December 31,
	2002	2003	2002	2003
	($ in millions, except per share data)
Revenues:
Commissions and fees	$461	$558	$1,661	$2,004
Interest income	22	19	74	72

Total Revenues	483	577	1,735	2,076

Expenses:
General and administrative expenses (excluding non-cash compensation)	324	372	1,214	1,408
Non-cash compensation—performance options(1)	(34)	3	80	20
Depreciation expense	9	10	34	36
Amortization of intangible assets	1	1	1	3
Net gain on disposal of operations	(14)	(1)	(13)	(11)

Total Expenses	286	385	1,316	1,456

Operating Income	197	192	419	620
Interest expense	15	13	65	53

Income before Income Taxes, Equity in Net Income of Associates and Minority Interest	182	179	354	567
Income tax expense(2)	58	57	141	159

Income before Equity in Net Income of Associates and Minority Interest	124	122	213	408
Equity in net income of associates	(1)	—	9	14
Minority interest	(5)	(4)	(12)	(8)

Net Income	$118	$118	$210	$414

Net Income per Share
— Basic	$0.80	$0.76	$1.43	$2.72
— Diluted	$0.70	$0.69	$1.28	$2.45

Average Number of Shares Outstanding
(in millions)
— Basic	147	156	147	152
— Diluted	168	170	164	169

(1)
The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 leveraged buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the stock price at the end of the performance period, which ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at December 31, 2003, the Company has recognized $258 million, or approximately 95 percent of the total estimated charge. The remaining estimated charge of $15 million will be recognized quarterly through 2004 in accordance with the vesting schedule.

(2)
In the third quarter of 2003, certain changes to UK tax legislation were enacted regarding the taxation of employee stock options. When UK-based employees exercise their stock options, the Company now obtains a corporate tax deduction equal to the market price of the Company's shares on the date of exercise less the option exercise price paid by the employee. This change largely brings UK tax legislation into line with US tax legislation.
Non-cash compensation amounting to $123 million in respect of UK performance options was expensed in periods prior to June 30, 2003 without any income tax benefit being recognized. Accordingly, following the change in UK tax legislation, an income tax benefit of $37 million, and a corresponding deferred asset, was recognized in the third quarter of 2003.

Summary Consolidated Financial Data

        The summary consolidated financial data presented below as of and for each of the years in the three-year period ended December 31, 2002 have been derived from our audited consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The summary consolidated financial data presented below as of and for each of the nine months ended September 30, 2003 and September 30, 2002 have been derived from our unaudited consolidated financial statements, which have been prepared in accordance with U.S. GAAP.

        The summary consolidated financial data presented below as of and for each of the three years ended December 31, 2002 should be read in conjunction with our audited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2002 which are incorporated herein by reference. The summary consolidated financial data presented below as of and for each of the nine months ended September 30, 2003 and September 30, 2002 should be read in conjunction with our unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 which are incorporated herein by reference.

        The derived financial data presented below are stated in accordance with U.S. GAAP.

	Year ended December 31,			Nine months ended September 30, (unaudited)
	2000	2001	2002	2002	2003
	($ in millions, except per share data)
Statement of Operations Data:
Total revenues	$1,305	$1,424	$1,735	$1,252	$1,499
General administrative expenses (excluding non-cash compensation)	(1,062)	(1,054)	(1,214)	(890)	(1,036)
Non-cash compensation—performance options	—	(158)	(80)	(114)	(17)
Restructuring costs(1)	(18)	—	—	—	—
Depreciation expense	(37)	(33)	(34)	(25)	(26)
Amortization of goodwill and other intangible assets	(35)	(35)	(1)	—	(2)
Net gain on disposal of operations	1	17	13	(1)	10

Operating income	154	161	419	222	428
Interest expense	(89)	(82)	(65)	(50)	(40)

Income before income taxes, equity in net earnings of associates and minority interest	65	79	354	172	388
Income tax expense	(33)	(62)	(141)	(83)	(102)
Equity in net earnings of associates	2	4	9	10	14
Minority interest	(25)	(19)	(12)	(7)	(4)

Net income	$9	$2	$210	92	296

Net income per share
—Basic	$0.07	$0.01	$1.43	$0.63	$1.96
—Diluted	$0.07	$0.01	$1.28	$0.57	$1.75

Average number of shares outstanding (in millions)
—Basic	121	136	147	147	151
—Diluted	121	148	164	162	169

Balance Sheet Data (as of period end):
Total assets(2)	$7,590	$8,949	$10,145	$10,569	$11,428
Net assets	529	712	879	954	1,166
Total long-term debt	958	787	567	658	448
Preference shares	272	—	—	—	—
Common shares and additional paid-in capital	410	867	960	986	1,032
Total stockholders' equity	238	696	854	935	1,149
Other Financial Data:
Capital expenditures	$30	$40	$47	$30	$40

(1)
Restructuring costs consist of the following:

•
charges relating to implementation of changes to our North American business processes, which were $11 million for the year ended December 31, 2000, representing excess operating lease obligations; and

•
charges relating to the exit from certain US business lines for the year ended December 31, 2000 of $7 million. These consisted of $4 million of employee termination benefits, $1 million relating to excess operating lease obligations and $2 million relating to other costs. See Note 3 to our audited consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002.

(2)
As an intermediary, we hold funds in a fiduciary capacity for the account of third parties, typically as a result of premiums received from clients that are in transit to insurance carriers and claims due to clients that are in transit from insurance carriers. We report premiums, which are held on account of, or due from policyholders, as assets with a corresponding liability due to the insurance carriers. Claims held by, or due to, us which are due to clients are also shown as both assets and liabilities of ours. All those balances due or payable are included in insurance and reinsurance balances receivable and payable on the balance sheet. We earn interest on those funds during the time between the receipt of the cash and the time the cash is paid out. Fiduciary cash must be kept in certain regulated bank accounts subject to guidelines, which generally emphasize capital preservation and liquidity and is not generally available to service our debt or for other corporate purposes.

RISK FACTORS

        You should carefully consider these risk factors and the risk factors in the accompanying prospectus and all of the other information herein and therein before making an investment decision.

Risk Factors Related to Our Common Stock

Volatility of Common Stock Price—The price of our common stock may fluctuate substantially, which could negatively affect the holders of our common stock.

        The price of our common stock may fluctuate substantially due to fluctuations in the price of the stock of the small number of public companies in the insurance brokerage business, announcements of acquisitions as part of our expansion strategy, additions or departures of key personnel, announcements of legal proceedings or regulatory matters, as well as the general volatility in the stock market. The market price of our common stock could also fluctuate substantially if we are unable to sustain our recent significantly improved operating results or fail to meet or exceed securities analysts' expectations of our financial results or if there is a change in financial estimates or securities analysts' recommendations. In addition, the stock market has experienced volatility that has affected the market prices of equity securities of many companies, and that has often been unrelated to the operating performance of these companies. A number of other factors, many of which are beyond our control, could also cause the market price of our common stock to fluctuate substantially. You may not be able to sell your shares at or above the offering price, or at all.

        In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were to be the object of securities class action litigation, it could result in substantial costs and diversion of management's attention and resources, which could materially harm our results of operations, financial condition or liquidity.

Future Sales—Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of your common stock.

        Future sales of substantial amounts of shares of our common stock in the public market could adversely affect prevailing market prices and the price of our common stock and could impair our ability to raise capital through future sales of our equity securities. Upon completion of this offering and after the repurchase and cancellation of 4,000,000 shares concurrently with this offering, we will have 156,124,404 shares issued and outstanding. All of the shares which the selling shareholders are selling in this offering will be freely tradeable without restriction under the Securities Act, unless purchased by our affiliates.

        Upon completion of this offering, and assuming the underwriters' overallotment option is not exercised, approximately 8,100,000 shares are restricted securities within the meaning of Rule 144. The rules affecting the sale of these securities are summarized under "Shares Eligible for Future Sale". We have granted registration rights to certain holders of restricted securities. See "Principal and Selling Shareholders". Sales of restricted securities in the public market, or the availability of these shares for sale, could adversely affect the market price of our common stock.

        We, our directors and group executive officers and each of the selling shareholders have agreed, subject to certain exceptions, not to dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC for a period of 90 days from the date of this prospectus supplement. Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC may in their sole discretion, however, consent to earlier sales, and when these periods expire we and our locked-up shareholders will be able to sell our common stock in the public market.

        Except in the case of certain of our shares held by the trust that is party to our employee stock purchase agreements, certain of our employee and management shareholders, including our directors and executive officers, are subject to existing transfer restrictions in excess of 90 days on approximately 6,300,000 of their approximately 6,900,000 shares and will be subject to transfer restrictions in excess of 90 days on approximately 13,300,000 shares that employees may receive upon the exercise of currently exercisable options pursuant to shareholder and subscription agreements with us. Except as discussed below, we have agreed not to amend, waive or fail to enforce those transfer restrictions for a period of 90 days after the date of this prospectus supplement, in each case without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC. However, effective 30 days after the date of this prospectus supplement, we intend to release these transfer restrictions on an aggregate of approximately 4,820,000 of these shares and on approximately 4,300,000 shares that employees may receive upon the exercise of currently exercisable options, including approximately 1,820,000 shares and 695,000 shares subject to options held by our group executive officers, such that these shares may then be immediately sold in the open market by any of our employees who are not affiliates or group executive officers. These shares, other than the shares held by our group executive officers, are not subject to any lock-up arrangement with Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC.

        The aggregate number of shares of our common stock subject to lock-up agreements or similar restrictions on transfer is approximately 17,000,000 shares (excluding approximately 3,000,000 shares held by our employees who are not group executive officers and that we intend to release from existing transfer restrictions) after giving effect to this offering, assuming the underwriters' overallotment option is not exercised. Sales of a substantial number of shares of our common stock now or following the expiration of any applicable transfer restriction or lock-up could cause our stock price to fall.

        We have in the past agreed to issue shares of our common stock in connection with acquisitions and may issue shares of our common stock from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares of common stock that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares in connection with any such acquisitions and investments.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders will receive all net proceeds from the sale of shares of our common stock offered in this prospectus supplement.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock has been traded on the New York Stock Exchange under the symbol "WSH" since June 11, 2001. The high and low closing prices of our common stock, as reported by the New York Stock Exchange, are set forth below since January 1, 2002.

	Price Range Of Common Stock
	High	Low
2002:
First Quarter	$28.40	$21.70
Second Quarter	$33.86	$24.65
Third Quarter	$33.49	$25.20
Fourth Quarter	$35.75	$27.61
2003:
First Quarter	$29.15	$24.21
Second Quarter	$33.15	$27.60
Third Quarter	$31.10	$27.19
Fourth Quarter	$34.20	$30.66
2004:
First Quarter (through February 19, 2004)	$38.27	$33.90

        On February 19, 2004, the last reported sale price of our common stock as reported by the New York Stock Exchange was $38.27 per share. As of December 31, 2003, there were approximately 675 shareholders of record of our shares.

        We declared an initial quarterly cash dividend on our common stock of $0.125 per share on February 6, 2003, which was paid on April 15, 2003. We also paid a dividend of $0.125 per share on July 14, 2003. On July 23, 2003, our Board of Directors increased the quarterly cash dividend to $0.1625 per share, which was paid on October 14, 2003 and January 13, 2004. On February 4, 2004, our Board of Directors increased the quarterly cash dividend to $0.1875 per share, which will be payable on April 15, 2004 to shareholders of record on March 31, 2004.

        There are no governmental laws, decrees or regulations in Bermuda which will restrict the remittance of dividends or other payments to non-resident holders of our common stock.

        For information on the Bermuda income tax consequences of dividend payments, see "Certain Income Tax Consequences—Bermuda Taxation". For information on the United States federal income tax consequences of dividend payments, see "Certain Income Tax Consequences—United States Taxation".

CAPITALIZATION

        The following table presents our consolidated capitalization as of December 31, 2003 and as of December 31, 2003 on an as adjusted basis to give effect to:

  •
  our repurchase of 4,000,000 shares from the selling shareholders in a private, non-underwritten transaction concurrently with this offering and

  •
  the redemption of our 9% senior subordinated notes and the borrowings under our new credit agreement to finance such redemption.

        You should read this table in conjunction with our audited consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 and our unaudited consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2003:

	As of December 31, 2003	As Adjusted As of December 31, 2003
	($ in millions)	($ in millions)
Debt:
Revolving credit facility(1)	$—	$—
Term loans(1)	—	300
9% senior subordinated notes(2)	370	—

Total debt	370	300

Stockholders' equity:
Preferred shares, par value $0.000115 per share; 1,000 million shares authorized and no shares issued and outstanding	—	—
Common shares, par value $0.000115 per share; 4,000 million shares authorized, 159,083,048 shares issued and outstanding(3)	—	—
Additional paid-in capital(4)	1,100	952
Retained earnings(2)	367	356
Accumulated other comprehensive (loss)	(126)	(126)
Treasury stock, at cost, 811,370 shares	(17)	(17)

Total stockholders' equity	1,324	1,165

Total capitalization	$1,694	$1,465

        The above information does not give effect to 22,439,479 shares issuable upon the exercise of outstanding stock options and 289,159 granted and unforfeited restricted shares as of December 31, 2003; or 32,292,794 shares (which includes the 22,728,638 shares issuable upon the exercise of outstanding stock options) authorized and reserved for issuance under our various stock plans as of December 31, 2003.

(1)
$150 million was available under our revolving credit facility as of January 31, 2004. As of January 31, 2004, no amounts available under this facility had been drawn. Term loans on an as-adjusted basis are presented as the amount drawn-down to repurchase the 9% senior subordinated notes; the maximum available to be drawn-down under this facility is $450 million. The revolving credit facility and the term loans are described under "Description of Material Indebtedness".

(2)
The 9% senior subordinated notes were redeemed in full on February 2, 2004 at a price of 104.5% of their principal amount. Retained earnings on an as-adjusted basis are reduced by the after-tax cost of the redemption premium.

(3)
155,083,048 shares issued and outstanding on an as adjusted basis. The actual aggregate par value of common shares is $18,295. This amount rounds to zero in millions of dollars.

(4)
Additional paid-in capital on an as adjusted basis assumes that the 4,000,000 shares repurchased from the selling shareholders were repurchased at a price of $37.026 (the net per share price to be received by the selling shareholders in this underwritten offering).

BUSINESS

Our Business

        Insurance is a global business, and its participants are affected by global trends in capacity and pricing. Accordingly, we operate as one global business which ensures all clients' interests are handled efficiently and comprehensively, whatever their initial point of contact. We organize our business into three main areas: Global, North America and International. For information regarding revenues by geographic locations, see Note 18 to our audited consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002.

Global

        Our Global business provides specialist brokerage and consulting services to clients worldwide for the risks arising from specific industrial and commercial activities. In these operations, we have extensive specialized experience handling diverse lines of coverage, including complex insurance programs, and acting as an intermediary between retail brokers and insurers. We increasingly provide consulting services on risk management with the objective of assisting clients to reduce the overall cost of risk. Our Global business serves clients in around 180 countries, primarily from United Kingdom offices, although we also serve clients from offices in the United States, Continental Europe and Asia.

        The Global business is divided into Global Specialties, Global Markets, Willis Reinsurance and Willis UK.

        Global Specialties has strong global positions in aerospace, marine, construction and several niche businesses. In aerospace we are highly experienced in the provision of insurance and reinsurance brokerage and risk management services to aerospace clients, including aircraft manufacturers, air cargo handlers and shippers, airport managers and other general aviation companies. Advisory services provided by aerospace include claims recovery, contract and leasing risk management, safety services and markets information. Aerospace is also a leading reinsurance broker of aerospace risks. Aerospace's clients are spread throughout the world and include over 250 airlines and nearly 40% of the world's leading insured non-American airports by passenger movement. Aerospace is also prominent in supplying the space industry through providing insurance and risk management services to over 40 companies. Other clients include those introduced from other intermediaries as well as insurers seeking reinsurance.

        We provide marine insurance and reinsurance brokerage services, including hull, cargo and general marine liabilities. Marine's clients include direct buyers, other insurance intermediaries and insurance and reinsurance companies. Marine insurance brokerage is our oldest line of business dating back to our establishment in 1828. Other services of marine include claims collection and recoveries.

        The construction practice provides risk management advice and places cover for a wide range of UK and international construction activities. These range from domestic home buildings to such major complex projects such as Hong Kong's Chek Lap Kok airport and the deactivation of the Chernobyl nuclear power plant.

        We have three niche business areas: Fine Art, Jewelry, and Specie; Special Contingency Risks and Hughes-Gibb.

        The Fine Art, Jewelry, and Specie unit provides specialist risk management and insurance services to fine art, diamond and jewelry businesses and operators of armored cars. Coverage is also obtained for vault and bullion risks. The Special Contingency Risks unit specializes in producing packages to protect corporations, groups and individuals against special contingencies such as kidnap and ransom, extortion, detention, political repatriation and product contamination. The Hughes-Gibb unit principally services the insurance needs of the horse racing and horse breeding industry and also arranges the reinsurance of horse racing and horse breeding-related business for insurers worldwide.

        Global Markets comprises Global Markets North America, Global Markets International, Global Markets Financial Solutions, Willis Energy, Willis Professional Risks and Carrier Relations. Global Markets North America develops global solutions and marketing capability for all our businesses based in North America and Bermuda. The core areas of focus are property, casualty and management liability risks. Global Markets International works closely with the Willis UK and International retail networks to further develop access to global markets, and provide structuring and placing skills in the relevant areas of property, casualty and management liability. Global Markets Financial Solutions specialize in strategic risk assessment, transactional risk transfer and alternative risk financing solutions. It incorporates our political risk unit, as well as structured finance and credit teams. Willis Energy provides insurance brokering services, including property damage, liability, control of well and pollution insurance, to the energy industry. Willis Professional Risks specializes in brokering directors' and officers' insurance as well as professional indemnity insurance for corporations and professional firms. It also brokers structured crime and specialist liability insurance for clients across the broad spectrum of financial solutions. Finally, Carrier Relations analyzes, oversees and coordinates our Group activities and relationships with underwriting markets globally.

        We are one of the world's largest intermediaries for reinsurance and have a significant market share in many of the major markets. We are the largest marine and aviation reinsurance broker servicing the Japanese insurance sector. In the reinsurance area, we provide clients, both insurance and reinsurance companies, with a complete range of transactional capabilities as well as analytical and advisory services such as hazard modeling, financial and balance sheet analysis and reinsurance optimization studies. We also have a consulting unit, which markets its capabilities in actuarial and hazard modeling, as well as knowledge of the financial implications of catastrophe losses.

        Willis UK offers risk management and brokering services to corporate clients and individuals through approximately 17 offices. Each office services its own clients accessing the Group's global resources as appropriate to suit the clients' requirements. This unit also includes Willis Risk Solutions, which arranges tailored solutions for major companies, including several constituents of the UK FTSE 250 and the Willis Commercial Network which comprises franchise partnerships with nearly 60 privately-owned local UK insurance brokers and is designed to enable these brokers to meet the insurance requirements of small companies and individuals.

North America

        Our North America business provides risk management, insurance brokerage and related services to a wide variety of clients in the United States and Canada. In addition, we supply specialist consulting and brokerage services, including construction; employee benefits; healthcare; and advanced risk management services. Our North America business operates through a network of more than 80 offices located in 35 states in the United States and six offices in Canada. Certain parts of our Global business also have operations in the United States.

        The North America business comprises both our large account and middle market units which were brought together in early 2003. This amalgamation enables us to service our clients and present ourselves to prospects in a consistent manner, without regard for the size, geography or industry of the audience.

        The construction division specializes in providing risk management, insurance and surety bonding services to the construction industry. This division provides services to around one-quarter of the Engineering New Record Top 400 contractors (a listing of the largest 400 North American contractors based on revenue). It also has many of the largest US homebuilders as clients. The employee benefits division helps clients with the design and implementation of benefits and compensation plans.

        Healthcare provides insurance and consulting services to local healthcare professionals in the United States. Our North America advanced risk management services division provides actuarial consulting, captive management services and a wide range of other risk consulting activities to large clients.

        In addition, we provide specialist expertise to clients and insurance underwriters through other practices operating through expert staff located throughout the North American network. These practices include environmental risk, financial and executive risk and marine risk. Customer support facilities, which we refer to as centers of excellence, provide fast, focused and tailored support services to clients from Nashville, Tennessee and Phoenix, Arizona.

        We also have a wholesale unit that provides specialist services to the US insurance industry. The major entity within the unit is Stewart Smith which assists brokers by offering advice and expertise in property, casualty, professional and excess and surplus lines insurance placements in a variety of industries, including manufacturing, hospitality, real estate/habitational, transportation, construction, technology, entertainment and social services.

International

        Our International unit consists of a network of subsidiaries and associates other than those in North America, the United Kingdom and the Republic of Ireland. This operation is located in 70 countries worldwide, including 20 countries in Europe, 14 in the Asia/Pacific region and 36 elsewhere in the world. The services provided are focused according to the characteristics of each market and are not identical in every office, but generally include direct risk management and insurance brokerage, specialist and reinsurance brokerage and employee benefits consulting.

        We believe the combined total revenues of our International subsidiaries and associates provide an indication of the spread and capability of our International network. In 2002, combined total revenues of our International subsidiaries and our associates were $540 million compared to $478 million in 2001. Our consolidated total revenues for 2002 only include the revenues of our International subsidiaries of $257 million and do not include the revenues of our associates of $283 million.

        As part of our on-going strategy, we have significantly strengthened International's market share and operations through a number of acquisitions and strategic investments in recent years. The most significant of these is the 33% interest in Gras Savoye, France's leading insurance broker. In 2003, we increased our investment in Willis GmbH to 100% and increased the ownership in Willis Iberia Correduria de Seguros y Reaseguros S.A. to 77% with our French associate, Gras Savoye, owning the remaining 23%. In 2004, we acquired Ital Re S.p.A., a major Italian reinsurance broker, and Kirecon A/S, a leader in providing reinsurance brokerage services in Denmark, as well as the remaining 70% interest in Willis A/S, Denmark's largest insurance broker.

        The following is a list of the major International associate investments currently held by us and our interest as of December 31, 2003:

Company	Country	% Ownership
Europe
Gras Savoye & Cie	France	33
Willis A/S(1)	Denmark	30
Asia/Pacific
Multi-Risk Consultants (Thailand) Limited	Thailand	25
Willis (Malaysia) Sdn. Bhd.	Malaysia	30
Willis Insurance Brokers (B) Sdn. Bhd.	Brunei	38
Rest of the World
Al-Futtaim Willis Faber (Private) Limited	Dubai	49
Herzfeld & Levy S.A.	Argentina	40

(1)
Increased to 100% in January 2004.

        In connection with many of our investments, we retain rights to increase our ownership percentage over time, typically to a majority or 100% ownership position. In addition, in certain instances our co-shareholders have a right, typically based on some price formula of revenues or earnings, to put some or all of their shares to us. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002.

        In addition to our strategic investments in associates, we have acquired a controlling interest in a broad geographic spread of other brokers. The following is a list of the significant International subsidiaries in which we have a controlling interest and our interest as of December 31, 2003:

Company	Country	% Ownership
Europe
Willis Re GmbH & Co., K.G.	Germany	100
Willis AB	Sweden	85
Willis Global Financial and Executive Risks AB	Sweden	77
Willis OY AB	Finland	100
Willis GmbH & Co. K.G.	Germany	100
Willis Italia Holding S.r.l.	Italy	100
Willis Iberia Correduria de Seguros y Reaseguros S.A.	Spain	85
Willis A.S.(1)	Norway	50
Willis Corretores de Seguros S.A.	Portugal	85
Willis B.V.	Netherlands	100
Willis CIS L.L.C.	Russia	100
Willis Polska S.A.	Poland	70
Willis sro	Czech Republic	100
Willis Kft.	Hungary	80
Willis A.G.	Switzerland	100
Asia/Pacific
Willis China (Hong Kong) Limited	Hong Kong	100
PT Willis Indonesia	Indonesia	100
Willis Korea Limited	Korea	100
Willis (Singapore) Pte Limited	Singapore	100
Willis (Taiwan) Limited	Taiwan	100
Rest of the World
Willis Intermediario de Reaseguro S.A. de C.V.	Mexico	100
Willis Corretaje de Reaseguros S.A.	Venezuela	100
Willis Faber do Brasil Consultoria e Participações S.A.	Brazil	100
Willis Corretores de Seguros Limitada	Brazil	100
Willis Faber Chile Limitada	Chile	100
Willis Australia Limited	Australia	100
Willis New Zealand Limited	New Zealand	99
Willis S.A.	Argentina	60
Willis Correa Insurance Services S.A.	Chile	80
Willis Agente de Seguros y Fianzas, S.A. de C.V.	Mexico	51
Willis South Africa (Pty) Limited	South Africa	70
Rontarca Prima, Willis, C.A.	Venezuela	51
Willis Colombia Corredores de Seguros S.A.	Colombia	51

(1)
We have a 50.1% interest in the company.

Customers

        Our customers operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from major multinational corporations to middle market companies. Further, many of our client relationships span decades, for instance our relationship with The Tokio Marine and Fire Insurance Company, Limited dates back over 100 years. No one client accounted for more than 10% of revenues for fiscal year 2003. Additionally, we place insurance with over 5,000 insurance carriers, none of which individually accounted for more than 9% of the total premiums we placed on behalf of our clients in 2003.

Competition

        We face competition in all fields in which we operate. According to the July 2003 edition of Business Insurance, the 175 largest commercial insurance brokers globally reported brokerage revenues totalling $26.7 billion in 2002. The insurance brokerage industry, having recently gone through a period of rapid consolidation, is led by three global participants: Marsh & McLennan Companies, Inc., with approximately 31% of the worldwide market in 2002 referred to above; Aon Corporation, with approximately 23% of the worldwide market in 2002; and us, with approximately 7% of the worldwide market in 2002. The industry is highly fragmented beyond these three brokers, with the next largest broker having approximately 4% of the worldwide market.

        Competition in the insurance brokerage and risk management businesses in general is based on global capability, product breadth, innovation, quality of service and price. Our global capability and product breadth is similar to those of the two other global brokers, and thus we compete with them primarily based on innovation, quality of service and price. In addition, we compete with numerous specialist, regional and local firms. Insurance companies also compete with our brokers by directly soliciting insureds without the assistance of an independent broker or agent. Competition for premiums is intense in all our business lines and in every insurance market. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, insurers are currently retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies are increasingly relying upon captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. We and our competitors provide management and similar services for those alternative risk transfer programs. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services. Our market share has been stable in recent years. We believe that our strategies of building on our strong global franchise, expanding on our employee benefit capabilities, increasing our operating efficiencies and creating a single company culture will allow us to retain and gain clients in the competitive marketplace. We also believe that our market position will provide us with opportunities to acquire smaller companies with strong regional presence or specialized expertise.

Regulation

        The manner in which we conduct our business is subject to legal requirements and governmental and quasi-governmental regulatory supervision in the various countries in which we operate. These requirements are generally designed to protect our clients by establishing minimum standards of conduct and practice, particularly regarding the provision of advice and product information as well as financial criteria.

        In the United Kingdom, our business activities are regulated by the General Insurance Standards Council, as well as by the Financial Services Authority, which also conducts monitoring visits to assess our compliance with their requirements. Further, our clients have the right to file complaints with our regulators about our services, and the regulators may conduct an investigation or require us to conduct an investigation into these complaints. Our failure, or that of our employees, to satisfy the regulators that we are in compliance with their requirements or the legal requirements governing our activities, can result in disciplinary action, fines, reputational damage and financial harm. Lloyd's, whose regulatory responsibilities for our insurance broking activities in the United Kingdom were transferred to the General Insurance Standards Council on July 3, 2000, other than for complaints that arose prior to that date, has disciplined and fined a number of Lloyd's brokers and their employees for misconduct. This misconduct covered failures to maintain procedures and records and to act in the clients' best interests, particularly in the taking of commissions without appropriate disclosure.

        The European Union Insurance Mediation Directive was adopted on September 30, 2002 and all European Union member states will have to implement the Directive by January 2005. The Directive introduces rules to enable insurance and reinsurance intermediaries to operate and provide services within each member state of the EU on a basis consistent with the EU single market and customer protection aims. Each EU member state is required to ensure that the insurance and reinsurance intermediaries resident in their country are registered with a statutory body in that country and that each intermediary meets professional requirements in relation to their competence, good repute, professional indemnity cover and financial capacity. In the United Kingdom the statutory body will be the Financial Services Authority and as a consequence, after January 14, 2005, such body will replace the General Insurance Standards Council and will become the sole regulator over insurance and reinsurance intermediary activities in the United Kingdom.

        HM Treasury, whose regulatory functions have been delegated to the Financial Services Authority, will continue to regulate Sovereign Marine & General Insurance Company Limited (In Scheme of Arrangement) ("Sovereign") as an insurance company.

        Our activities in connection with insurance brokerage services within the United States are subject to regulation and supervision by state authorities. Although the scope of regulation and form of supervision may vary from jurisdiction to jurisdiction, insurance laws in the United States are often complex and generally grant broad discretion to supervisory authorities in adopting regulations and supervising regulated activities. That supervision generally includes the licensing of insurance brokers and agents and the regulation of the handling and investment of client funds held in a fiduciary capacity. Our continuing ability to provide insurance brokerage in the jurisdictions in which we currently operate is dependent upon our compliance with the rules and regulations promulgated from time to time by the regulatory authorities in each of these jurisdictions.

        All companies carrying on similar activities in a given jurisdiction are subject to that regulation, and we do not consider that these controls adversely affect our competitive position.

Employees

        As of December 31, 2003, we had approximately 11,000 employees worldwide of whom approximately 3,440 and 3,560 were employed in the United Kingdom and the United States, respectively, with the balance of approximately 4,000 being employed across the rest of the world.

Ethical Code

        We have adopted an Ethical Code applicable to all our employees which includes our Chairman and Chief Executive Officer, the Group Chief Financial Officer and all those involved in the Company's accounting functions. The Ethical Code is included in our Global Policy Manual which can be found in the "About Us" Section within the Business Principles Section on our website—www.willis.com. The information on our website is not incorporated by reference into this prospectus supplement.

Properties

        We own and lease a number of properties for use as offices throughout the world and believe that our properties are generally suitable and adequate for the purposes for which they are used. The principal properties are located in the United Kingdom and the United States. Our headquarters at Ten Trinity Square in London is a landmark building which we own.

Legal Proceedings

        General.    We are subject to various actual and potential claims, lawsuits and proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Similar to other corporations, we are also subject to a variety of other claims, including those relating to our employment practices. Some of those claims, lawsuits and proceedings seek damages in amounts which could, if assessed, be significant. Most of the claims, lawsuits and proceedings arising in the ordinary course of business are covered by professional indemnity or other appropriate insurance. In respect of self-insured deductibles, we have established provisions against these items which are believed to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments. On the basis of current information, we do not expect that the outcome of the actual claims, lawsuits and proceedings to which we are subject or potential claims, lawsuits and proceedings relating to matters discussed below, either individually or in the aggregate, will have a material adverse effect on our financial condition, results of operations or liquidity.

        The most significant actual or potential claims, lawsuits and proceedings, of which we are currently aware are:

        Sovereign/WFUM.    Sovereign, a wholly owned subsidiary of ours, operated as an insurance company in the United Kingdom and from 1972 Sovereign's underwriting activities were managed by another wholly owned subsidiary of ours, Willis Faber (Underwriting Management) Limited, or WFUM. WFUM also provided underwriting agency and other services to third-party insurance companies, which we refer to as the stamp companies, some of which are long-standing clients of ours. As an underwriting agent, WFUM did not issue any contracts of insurance or reinsurance in its own name or retain any underwriting risks for its own account. As part of its services as agent, WFUM arranged insurance and reinsurance business on behalf of Sovereign and the stamp companies in the following main classes of insurance: marine, non-marine, casualty and aviation. WFUM also arranged reinsurance on behalf of Sovereign and the stamp companies through third-party brokers, as well as through brokers within our group of companies.

        In 1991, Sovereign ceased underwriting new business and WFUM ceased arranging new business on behalf of Sovereign and the stamp companies. From that time until August 1998, WFUM administered the business it arranged on behalf of Sovereign and the stamp companies, referred to as handling the "run-off" of the business. From 1998, the run-off services were transferred to a new subsidiary of ours which services have in turn been sub-contracted to a third party with experience in running off pools with an insolvent member. In the case of Sovereign, those services are provided directly by that third party. One of our subsidiaries agreed with certain of the stamp companies to fund certain costs of the run-off, subject to certain agreed guidelines as to timing and amount. The amounts to be funded under the run-off arrangements are currently under review with the stamp companies. Although we expect the run-off of the business to be conducted in an orderly manner, it may ultimately prove to be a lengthy and expensive process.

        In July 1997, Sovereign received an adverse arbitration decision in respect of a dispute between Sovereign and one of its reinsurers regarding the enforceability of certain reinsurance which WFUM had arranged. The award is confidential and non-binding as to third parties. As a result of the decision, the directors of Sovereign determined that Sovereign could not continue to trade unless Willis Group provided unlimited financial support. Willis Group's directors decided that, in the interests of our shareholders, this support for Sovereign could not be justified. Accordingly, Sovereign's directors placed Sovereign into provisional liquidation on July 11, 1997. On January 5, 2000, a scheme of arrangement proposed by Sovereign to its creditors became effective. The stated purpose of the scheme of arrangement is to resolve Sovereign's liabilities and provide that Sovereign's business is run off in as orderly a manner as possible. Sovereign's provisional liquidators have been discharged from office and have been appointed as scheme administrators. The scheme administrators have announced payments to creditors at a payment percentage rate of 35% payable out of Sovereign's assets. Those creditors with established scheme liabilities received payment by May 2001. Sovereign's assets are separate and distinct from ours, and any payment from Sovereign will have no effect on our results of operations, financial condition or liquidity.

        Following the adverse arbitration decision, Sovereign and certain of the stamp companies expressed concern about the enforceability of other reinsurance put in place by WFUM on behalf of Sovereign and the stamp companies. We understand Sovereign has prevailed in an arbitration to ensure that a reinsurer honors its obligations to Sovereign on similar facts to the previous adverse arbitration decision. The reinsurer failed to obtain permission to appeal to the English courts. We also understand that Sovereign and possibly some of the stamp companies have commenced arbitration proceedings with a number of other reinsurers that are at a preliminary stage. Accordingly, we cannot assure you that there will be no further arbitration decisions, court decisions or discounted settlements arising in the future that result in shortfalls in reinsurance recoveries for Sovereign or the stamp companies. Other reinsurers which underwrite Sovereign's or the stamp companies' reinsurance contracts may seek to challenge the enforceability of such contracts. The failure of Sovereign or the stamp companies to collect reinsurance following any adverse arbitration awards would increase the likelihood of them pursuing claims against WFUM.

        Sovereign and the stamp companies have reserved their rights generally in respect of such potential claims, and WFUM, Willis Group and certain of our brokerage subsidiaries have entered into standstill agreements which preserve the rights of potential claimants with respect to their potential claims. The scheme administrators and/or the stamp companies may seek to bring claims directly against Willis Group and hold it responsible for the liabilities of its subsidiaries. Although claims that Willis Group is liable merely because it is the subsidiary's parent are difficult to pursue successfully under English law, we cannot assure you that claims will not be made or, if made, that such claims could not succeed. The scheme administrators or the stamp companies may also seek to bring claims in respect of alleged acts or omissions of other subsidiaries or of Willis Group. Those companies in our group with insurance protection have therefore notified their insurance providers of certain potential claims. We do not know whether any of these claims will be made and cannot therefore assess the validity or amount of such claims, if such claims are made.

        World Trade Center.    We acted as the insurance broker, but not as an underwriter, for the placement of both property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001 destruction of the World Trade Center complex, including Silverstein Properties LLC, which acquired a 99-year leasehold interest in the twin towers and related facilities from the Port Authority of New York and New Jersey in July 2001. Although the World Trade Center complex insurance was bound at or before the July 2001 closing of the leasehold acquisition, consistent with standard industry practice, the final policy wording for the placements was still in the process of being finalized when the twin towers and other buildings in the complex were destroyed on September 11, 2001. There are a number of lawsuits pending in the United States between the insured parties and the insurers for several placements, including the Silverstein property placement, but we are not a party to any of these lawsuits. The principal issue in dispute in the Silverstein property litigation is whether the September 11 events constituted one or more occurrences for the purposes of the relevant insurance policies, and the outcome of this issue will significantly impact the amount that the insurers ultimately pay on the property policies. Other disputes may also arise in respect of the World Trade Center insurance placed by us which could affect the Company, including claims by one or more of the insureds that we made culpable errors or omissions in connection with our brokerage activities. However, we do not believe that our role as broker will lead to liabilities which in the aggregate would have a material adverse effect on our results of operations, financial condition or liquidity.

        Insurance Market Dispute.    Various legal proceedings are pending, have been concluded or may commence between reinsurers, reinsureds and in some cases their intermediaries, including reinsurance brokers, relating to personal accident excess of loss reinsurance for the years 1993 to 1998. The proceedings principally concern allegations by reinsurers that they have sustained substantial losses due to an alleged abnormal "spiral" in the market in which the reinsurance contracts were placed, the existence and nature of which, as well as other information, was not disclosed to them by the reinsureds or their reinsurance broker. A "spiral" is a market term for a situation in which reinsureds and reinsurers reinsure each other with the effect that the same loss or portion of that loss moves through the market multiple times.

        The reinsurers concerned have taken the position that, despite their decisions to underwrite risks or a group of risks, they are no longer bound by their reinsurance contracts. As a result, they have stopped settling claims and are seeking to recover claims already paid. We also understand that there have been two arbitration awards in relation to a spiral, among other things, in which the reinsurer successfully argued that it was no longer bound by parts of its reinsurance program. Willis Limited, our principal insurance brokerage subsidiary in the United Kingdom, acted as the reinsurance broker or otherwise as intermediary, but not as an underwriter, for numerous personal accident reinsurance contracts, including for two contracts that were involved in one of the arbitrations. Due to the small number of reinsurance brokers generally, Willis Limited was one of a small number of brokers active in the market for this reinsurance during the relevant period. We also utilized other brokers active in this market as sub-agents, including brokers who are parties to the legal proceedings described above, for certain contracts and may be responsible for any errors and omissions they may have made. A proceeding brought by one of the reinsurers in the English High Court against certain parties, including a sub-broker that Willis Limited used to place two of the contracts involved in this trial, has resulted in a favorable decision for the reinsurers. Although neither we nor any of our subsidiaries were a party to this or any other proceeding or arbitration, Willis Limited has entered into standstill agreements with certain of the principals to the reinsurance contracts placed at Willis Limited tolling the statute of limitations pending the outcome of proceedings between the reinsureds and reinsurers so that those reinsureds would not feel compelled to commence proceedings against Willis Limited in order to avoid the lapse of any claims they may have.

        Although at this time no claims are pending against Willis Limited and we have not joined any settlement effort, claims may be made against Willis Limited if reinsurers do not pay claims on policies issued by them. It is too early to know what amount of underwriting losses will be alleged to be attributable to an abnormal spiral or the other issues that may be raised, or what amount, if any, reinsureds or reinsurers or other intermediaries may seek to recover from Willis Limited.

        Baccala and Shoop.    Prior to 1984, Baccala and Shoop Insurance Services, a US subsidiary, acted as managing general agent for certain insurance issuing companies, including three subsidiaries of The Hartford Financial Services Group, Inc. Since Baccala and Shoop ceased active operations in 1983, issuing companies (including Hartford) have notified Baccala and Shoop of potential errors and omissions claims against Baccala and Shoop. In August 1987, Baccala and Shoop, Hartford and Willis North America Inc. entered into a Standstill Agreement, amended in 1994, pursuant to which the statutes of limitations on Hartford's claims against Baccala and Shoop were tolled indefinitely in exchange for Hartford's agreement to forbear filing complaints against Baccala and Shoop based on these potential claims. Since 1983, the Group has paid approximately $7.9 million in settlement of errors and omissions claims brought by certain other issuing companies, including issuing companies that went into liquidation. Hartford has not stated what it believes to be its total aggregate losses potentially attributable to Baccala and Shoop. Willis Group has established provisions in connection with Baccala and Shoop-related claims, and believes such provisions to be adequate.

MANAGEMENT

        The following are our current directors and executive officers and their ages as of December 31, 2003 and positions within the Willis Group. Their business address is c/o Willis Group Holdings Limited, Ten Trinity Square, London EC3P 3AX, England. Mr. Plumeri and the executive officers named below manage our operational business and strategic direction.

Name	Age	Position
Joseph J. Plumeri	60	Chairman, Chief Executive Officer and Director
William W. Bradley	60	Director
James R. Fisher	48	Director
Todd A. Fisher	38	Director
Perry Golkin	50	Director
Paul M. Hazen	62	Director
Henry R. Kravis	59	Director
Scott C. Nuttall	31	Director
Douglas B. Roberts	56	Director
George R. Roberts	60	Director
William P. Bowden, Jr.	59	Group General Counsel
Richard J.S. Bucknall	55	Vice Chairman and Co-Chief Operating Officer
Thomas Colraine	45	Vice Chairman, Co-Chief Operating Officer and Group Chief Financial Officer
Janet Coolick	60	Group Chief Administrative Officer
Christopher M. London	55	Chief Operating Officer, Global Specialties
Patrick Lucas	64	Executive Vice President; Managing Partner of Gras Savoye & Company
Stephen G. Maycock	51	Group Human Resources Director
Grahame J. Millwater	40	Chief Executive Officer of Global Markets and Willis Re
John M. Pelly	50	Chairman of Willis Re and Global Markets
James A. Ratcliffe	50	Chief Executive of Global Specialties
Sarah J. Turvill	50	Chief Executive Officer of International Operations
Mario Vitale	48	Chief Executive Officer of Willis North America

        Joseph J. Plumeri—Mr. Plumeri is our Chairman and Chief Executive Officer. Before joining the Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors. Of note, Mr. Plumeri oversaw the 450 North American retail branches of Citigroup's Citibank unit. Mr. Plumeri also served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc., and in 1993 Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He is also a board member and advisor to many organizations, including Commerce Bank, The Board of Visitors of the College of William & Mary, The United Negro College Fund and The National Center on Addiction and Substance Abuse. He is also a commissioner of the New Jersey Sports and Exposition Authority.

        William W. Bradley—Senator Bradley is a Managing Director of Allen & Company LLC. Additionally, he is chief outside advisor to McKinsey & Company's non-profit practice. From 1997 to 1999 he was a Senior Advisor and Vice Chairman of the International Council of J.P. Morgan & Co. During that time he also served as an essayist for CBS evening news, a visiting professor at Stanford University, Notre Dame University and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979 to 1997 representing the state of New Jersey. In 2000, he was a candidate for the Democratic nomination for President of the United States. Prior to serving in the Senate, he was an

Olympic gold medalist in 1964 and a professional basketball player with the New York Knicks from 1967 to 1977. Senator Bradley holds a BA degree in American History from Princeton University and a MA degree from Oxford University where he was a Rhodes Scholar.

        James R. Fisher—Mr. Fisher is the managing member and majority owner of Fisher Capital Corp. L.L.C. From 1986 through March 1997, Mr. Fisher was a senior executive at American Re Corporation and served most recently as Senior Vice President and Chief Financial Officer of American Re-Insurance Company and American Re Corporation, President of American Re Financial Products and President and Chief Executive Officer of American Re Asset Management. Before joining American Re, Mr. Fisher was a Senior Accountant at Peat, Marwick, Mitchell & Co., Chief Financial Officer of The Lawrence Corporation and Senior Manager/Director of Insurance Industry Services at Price Waterhouse. Mr. Fisher is also Chairman and Chief Executive Officer of Bristol West Holdings, Inc. and a member of the board of directors, audit, investment and reinsurance committees of Alea Group Holdings (Bermuda) Ltd.

        Todd A. Fisher—Mr. Fisher has been a member of KKR & Co. L.L.C. since January 1, 2001. Mr. Fisher was an executive of Kohlberg Kravis Roberts & Co. L.P. ("KKR") from June 1993 to December 31, 2000. Mr. Fisher was an associate at Goldman Sachs & Co. from July 1992 to June 1993. He is also a member of the board of directors of Accuride Corporation, Bristol West Holdings, Inc., Alea Group Holdings (Bermuda) Ltd and Rockwood Specialties, Inc.

        Perry Golkin—Mr. Golkin has been a member of KKR & Co. L.L.C. since January l, 1996. Mr. Golkin was a general partner of KKR from 1995 to January 1996. Prior to 1995, he was an executive of KKR. He is also a member of the board of directors of Bristol West Holdings, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd, Rockwood Specialties, Inc. and Walter Industries, Inc.

        Paul M. Hazen—Mr. Hazen joined Wells Fargo in 1970 and retired in May 2001. Mr. Hazen served as Chairman from February 2, 1997, Chairman and Chief Executive Officer from January 1, 1995 to November 2, 1998, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is also a director of Safeway Inc., E.piphany Inc., Xstrata Plc, KSL Recreation Corporation and is Chairman of Accel-KKR Company, and Deputy Chairman and a director of Vodafone plc.

        Henry R. Kravis—Mr. Kravis is a founding partner of KKR and, since January 1, 1996, has been a managing member of KKR & Co. L.L.C., the limited liability company which is the general partner of KKR. Mr. Kravis is also a general partner of KKR Associates, L.P. and a director of Amphenol Corporation, Borden Chemical, Inc., The Boyds Collection, Ltd., KinderCare Learning Centers, Inc., KSL Recreation Corporation, PRIMEDIA, Inc., Accel-KKR Company, Alliance Imaging Legrand SA, Lumina Parent/FIMEP and US Natural Resources, Inc.

        Scott C. Nuttall—Mr. Nuttall has been an executive of KKR since November 1996. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. He is also a member of the board of directors of Alea Group Holdings (Bermuda) Ltd., Amphenol Corporation, Bristol West Holdings, Inc., KinderCare Learning Centers Inc. and Walter Industries, Inc.

        Douglas B. Roberts—Mr. Roberts is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998 for a total of almost 10 years. From January 1999 to March 2001 he was Vice President of the Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is the Interim Director for the Institute for Public Policy and Social Research at Michigan State University.

        George R. Roberts—Mr. Roberts is a founding partner of KKR and, since January 1, 1996, has been a managing member of KKR & Co. L.L.C. Mr. Roberts is also a director of Borden Chemical, Inc., KinderCare Learning Centers, Inc., KSL Recreation Corporation, Owens-Illinois, Inc., PRIMEDIA, Inc., Safeway Inc. and Accel-KKR Company.

        William P. Bowden, Jr.—William P. Bowden, Jr. joined us on September 1, 2001 as our Group General Counsel and was appointed a member of the Partners Group. Prior to joining us, Mr. Bowden was General Counsel for the Americas of Société Générale for four years, General Counsel of CS First Boston, Inc. for three years and Chief Counsel for the Office of the Comptroller of the Currency, an independent agency of the US Treasury Department, for four years.

        Richard J.S. Bucknall—Richard J.S. Bucknall is a member of the Partners Group and was appointed Co-Chief Operating Officer and Vice Chairman on February 6, 2004. His current areas of focus include Global Specialities, International Holdings, and Willis UK. He also has responsibilities for the discontinued United Kingdom underwriting operations. Mr. Bucknall has 37 years of experience in the insurance brokerage industry, of which 18 years have been with us.

        Thomas Colraine—Thomas Colraine is a member of the Partners Group and was appointed Co-Chief Operating Officer and Vice Chairman on February 6, 2004. He remains the Group Chief Financial Officer, a position held since September 1997. From January 1995 to October 1996, he was Chief Financial Officer of our North American operations and was Change Program Director from October 1996 to September 1997. Mr. Colraine has 16 years of experience in the insurance brokerage industry, all 16 of which have been with us.

        Janet Coolick—Janet Coolick became a member of the Partners Group and was appointed the Group Chief Administrative Officer on July 1, 2001. Ms. Coolick joined the Willis Group on March 5, 2001 as Executive Vice President and Director, Operational Efficiency. Before joining us, Ms. Coolick spent 15 years with Citigroup Inc., and its predecessors where she held various executive positions including Chief of Staff and Director of Expense Management and Control.

        Christopher M. London—Christopher M. London became a member of the Partners Group and was appointed Chief Operating Officer, Global Specialties on November 17, 2003. Mr. London joined the Willis Group in 1975 and has been appointed to a number of executive positions, including within the US, during his time with us. Mr. London has 33 years of experience in the insurance brokerage industry, of which 28 years have been with us.

        Patrick Lucas—Patrick Lucas joined the Board of Directors of Willis Group Limited on April 15, 1998 as a non-executive director and became a member of the Partners Group on January 1, 2001. He is the Managing Partner of Gras Savoye & Company and Chairman and Chief Executive Officer of Gras Savoye S.A. and Gras Savoye Ré, positions held since 1991, 1979 and 1976 respectively. Mr. Lucas has 37 years of experience in the insurance brokerage industry.

        Stephen G. Maycock—Stephen G. Maycock became a member of the Partners Group on July 1, 2001. He has been the Group Human Resources Director of the Willis Group since he joined in 1996. Prior to joining the Willis Group, he had a global human resources role with S C Johnson & Son Inc., for 13 years. Mr. Maycock has seven years of experience in the insurance brokerage industry, all of which have been with us.

        Grahame J. Millwater—Grahame J. Millwater became a member of the Partners Group on December 18, 2001. He is the Chief Executive Officer of Global Markets and Willis Re, positions held since December 18, 2001 and February 6, 2004, respectively. Mr. Millwater joined the Willis Group in September 1985 and has had several additional cross Group responsibilities during his career with us. Mr Millwater has 18 years of experience in the insurance brokerage industry, all of which have been with us.

        John M. Pelly—John M. Pelly is a member of the Partners Group. He is Chairman of Willis Re and Global Markets, positions held since 1995 and February 6, 2004, respectively. He was also Chief Executive of Willis Re between 1995 and February 6, 2004. Mr. Pelly has 32 years of experience in the insurance brokerage industry, all of which have been with us. Mr. Pelly is also a non-executive director of Mitsui Sumitomo Insurance (London Management) Limited.

        James A. Ratcliffe—James A. Ratcliffe became a member of the Partners Group on December 18, 2001 and is the Chief Executive of Global Specialties. Mr. Ratcliffe joined us in September 1999 as Managing Director of the Aerospace Division. Prior to joining us, Mr. Ratcliffe was part of the Granada Group Plc for five years, encompassing responsibilities as the Managing Director of the Granada UK Rental Group and Managing Director of Granada's Air Travel Group of companies. Prior to joining Granada Group, he was Managing Director of ADT Security Systems, Britain's largest electronic security company. Mr. Ratcliffe has 4 years of experience in the insurance brokerage industry, all of which have been with us.

        Sarah J. Turvill—Sarah J. Turvill became a member of the Partners Group on July 1, 2001. Miss Turvill joined the Willis Group in May 1978 and for over the last 10 years has had a senior management role in the growth of our international activities, particularly in Europe where she was Managing Director from 1995 to 2001. Since July 1, 2001 Miss Turvill has been the Chief Executive Officer of Willis Group's International operations. She has 26 years of experience in the insurance brokerage industry, all of which have been with us.

        Mario Vitale—Mario Vitale is a member of the Partners Group and Chief Executive Officer of Willis North America. Mr. Vitale joined us as a Group Executive Vice President—Group Sales and Marketing on November 13, 2000 and was Chairman of Willis Risk Solutions from September 2002 to January 2003. Prior to joining the Willis Group, Mr. Vitale was President of the Risk Management Division of Kemper Insurance Company for one year and President of the Risk Management Division of Reliance National with full global responsibilities for 13 years. He is also on the Board of Directors of the College of Insurance in New York. Mr. Vitale has 27 years of experience in the insurance industry.

        We expect that the composition of our board of directors will be in compliance with the new independence requirements of the Sarbanes-Oxley Act of 2002 by the time such new rules take effect on the date of our 2004 annual meeting of shareholders.

DESCRIPTION OF MATERIAL INDEBTEDNESS

Credit Facilities

        Our wholly owned subsidiary, Willis North America Inc., entered into a new credit agreement, dated as of December 4, 2003, among Willis North America Inc., as borrower, us, as guarantor, the lenders and other parties party thereto and Banc of America Securities Limited, as administrative agent, providing up to $450 million in term loans and up to $150 million in revolving credit facilities.

  General

        The credit agreement is comprised of a term loan facility and a revolving credit facility in the amounts indicated below:

  •
  a $450 million term loan facility; and

  •
  a $150 million revolving credit facility.

        As of February 19, 2004, the amounts outstanding under the credit agreement were as follows:

  •
  Term loans, $300 million; and

  •
  Revolving loans, none.

        The revolving credit facility is available for general corporate purposes, subject to certain limitations. The revolving credit facility is available for loans denominated in United States dollars, pounds sterling and certain other currencies.

  Amortization

        $150 million of the term loan facility will mature on December 4, 2006, and another $150 million of the term loan facility will mature on December 4, 2007. Borrowings under the term loan facility may be made from December 4, 2003, until June 1, 2004. The remaining $150 million of the term loan facility will mature on December 4, 2008. The revolving credit facility will be available until December 4, 2008, and extensions of credit outstanding under that facility on December 4, 2008 will mature on such date.

  Interest Rates; Fees

        Loans under the credit agreement bear interest at a rate per annum equal to either:

  •
  for borrowings denominated in all currencies other than Euros, the cost of funds for deposits in such currency at adjusted LIBOR, as described in the credit agreement; or

  •
  for borrowings under the revolving credit facility denominated in Euros, adjusted EURIBOR, as described in the credit agreement,

in each case, for one, two, three or six months (or certain other periods, subject to certain conditions) as the borrower may elect, adjusted for certain additional costs, plus, a margin of 0.75% to 1.50% (determined by reference to our ratios of net indebtedness to consolidated EBITDA and consolidated EBITDA to consolidated net interest expense, each as defined in the credit agreement, and Standard & Poor's and Moody's debt ratings.) The applicable margin for loans is 0.95% until December 4, 2004.

        A commitment fee is payable quarterly in arrears and is calculated based on (i) for the term loan facility, 0.25% per annum until March 3, 2004, and 40% of the applicable margin thereafter, in each case on the available unused commitments and (ii) for the revolving facility, 40% of the applicable margin on the available unused commitments.

  Guarantee; Security

        All obligations of Willis North America under the credit agreement are guaranteed by us, Trinity Acquisition Limited, Willis Group Limited, Willis Partners, TA I Limited, TA II Limited, TA III Limited and TA IV Limited.

  Certain Covenants

        The credit agreement contains numerous operating and financial covenants, including, without limitation, requirements to maintain minimum ratios of consolidated EBITDA to consolidated net interest expense and maximum levels of net indebtedness in relation to consolidated EBITDA, in each case subject to certain adjustments. In addition, the credit agreement includes covenants relating to the delivery of financial statements, reports and notices, limitations on liens, limitations on sales and other disposals of assets, limitations on indebtedness and other liabilities, limitations on sale and leaseback transactions, limitations on mergers and other fundamental changes, maintenance of property, maintenance of insurance, nature of business, compliance with applicable laws, maintenance of corporate existence and rights, use of proceeds, payment of taxes and access to information and properties.

  Events of Default

        The credit agreement contains events of default after expiration of applicable grace periods, including failure to make payments under the credit agreement, breach of covenants, breach of representations and warranties, certain events relating to employee benefit plans, failure to make payments or defaults under other material indebtedness, certain events of liquidation, insolvency, bankruptcy or similar events, certain litigation or other proceedings, certain events relating to changes in control and certain material adverse effects on the business, operations, assets and financial condition of us and our subsidiaries.

        Upon the occurrence of an event of default, the banks will be able to terminate the commitments under the credit agreement and declare all amounts, including accrued interest, under the credit agreement to be due and payable.

PRINCIPAL AND SELLING SHAREHOLDERS

Beneficial Ownership

        The following table sets forth information concerning ownership of our capital stock as of December 31, 2003 before and after giving effect to this offering and our repurchase of 4,000,000 shares from the selling shareholders in a private transaction concurrently with this offering, by: (1) each person who is known by us to beneficially own more than 5% of the shares of our common stock who owned shares of our common stock as of December 31, 2003, (2) each of our directors and executive officers, (3) all of our directors and executive officers as a group and (4) each selling shareholder. The amounts shown in the table below assume no exercise of the overallotment option to purchase 3,000,000 additional shares of common stock granted to the underwriters by the selling shareholders. If the underwriters elect to exercise their overallotment option, each selling shareholder will become obligated to sell to the underwriters a number of shares approximately proportionate to the number of shares sold by such selling shareholder in this offering.

        Unless otherwise indicated, the address of each person named in the table below is Ten Trinity Square, London EC3P 3AX, England. The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of this offering are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital before this offering is based on 160,124,404 shares of common stock outstanding on February 19, 2004.

        The approval of the Bermuda Monetary Authority will be required for the transfer of any common stock offered by the selling shareholders and we have applied for such approval.

			Number of Shares to be Sold Hereunder and in the Repurchase	Number of Shares Beneficially Owned After the Sale of Shares(1)
	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	%		Number	%
KKR 1996 Overseas, Limited(2)	35,543,328	22.20%	23,844,923	11,698,405	7.49%
Henry R. Kravis(2)	35,543,328	22.20%	23,844,923	11,698,405	7.49%
George R. Roberts(2)	35,543,328	22.20%	23,844,923	11,698,405	7.49%
Perry Golkin(2)	35,577,328	22.22%	23,844,923	11,732,405	7.51%
Todd A. Fisher(2)	35,551,328	22.20%	23,844,923	11,706,405	7.50%
Scott C. Nuttall(2)	35,546,328	22.20%	23,844,923	11,701,405	7.49%
James R. Fisher(3)	288,886	*	174,684	114,202	*
Fisher Capital Corp. L.L.C.(3)	231,159	*	155,077	76,082	*
Neuberger Berman, LLC(4)	8,195,152	5.12%	—	8,195,152	5.25%
Joseph J. Plumeri	3,437,575	2.15%	—	3,437,575	2.20%
Paul Hazen	81,481	*	—	81,481	*
William W. Bradley	41,668	*	—	41,668	*
Douglas B. Roberts	—	—	—	—	—

William P. Bowden, Jr.	20,090	*	—	20,090	*
Richard J.S. Bucknall	487,649	*	—	487,649	*
Thomas Colraine	419,100	*	—	419,100	*
Janet Coolick	28,133	*	—	28,133	*
Christopher M. London	265,000	*	—	265,000	*
Patrick Lucas	50,000	*	—	50,000	*
Stephen G. Maycock	194,252	*	—	194,252	*
Grahame J. Millwater	200,040	*	—	200,040	*
John M. Pelly	445,000	*	—	445,000	*
James A. Ratcliffe	91,617	*	—	91,617	*
Sarah J. Turvill	146,000	*	—	146,000	*
Mario Vitale	194,485	*	—	194,485	*
All our directors and executive officers (22 persons)(5)	6,147,090	3.84%	—	6,147,090	3.94%

*
Less than 1%.

(1)
We have calculated the percentage of our share capital in this column based on a total number of shares of our common stock outstanding after this offering that has been reduced by 4,000,000 shares of our common stock that we plan to repurchase from the selling shareholders in a private transaction concurrently with this offering.

(2)
Shares shown as beneficially owned by KKR 1996 Overseas, Limited are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas, Limited is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership, which is the general partner of Profit Sharing (Overseas), Limited Partnership, which owns approximately 22.20% of our issued and outstanding shares prior to this offering. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Todd A. Fisher, Johannes P. Huth, Alex Navab, Jr., Robert I. MacDonnell and Michael T. Tokarz, as members of KKR 1996 Overseas, Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaim such beneficial ownership. Scott C. Nuttall is a director and an executive of KKR. Mr. Nuttall is also a limited partner of KKR Associates II (1996), Limited Partnership. Mr. Nuttall disclaims beneficial ownership of any of our shares beneficially owned by Kohlberg Kravis Roberts & Co. L.P. and KKR Associates II (1996), Limited Partnership. The amounts owned by Messrs. Golkin, Fisher and Nuttall include 34,000, 8,000 and 3,000 shares respectively. The address of KKR 1996 Overseas, Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, B.W.I., and the address of each individual listed above is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(3)
James R. Fisher owns 28,500 shares of our stock. Fisher Capital Corp. L.L.C., is the beneficial owner of 155,077 shares and exercisable options to purchase 76,082 shares of our stock. Mr. Fisher, as the managing member and majority owner of Fisher Capital Corp. L.L.C., may be deemed to share ownership of any shares beneficially owned by Fisher Capital Corp. L.L.C. but disclaims such beneficial ownership. James R. Fisher has an interest in 29,227 of our shares as an investor through KKR Partners (International) Limited Partnership. Mr. Fisher may be deemed to share beneficial ownership of any shares beneficially owned by KKR Partners (International) Limited Partnership but disclaims such beneficial ownership. The address of Mr. Fisher and Fisher Capital Corp. L.L.C is 8 Clarke Drive, Cranbury, New Jersey 08512.

(4)
Neuberger Berman, LLC, an affiliate of Lehman Brothers Inc., may be deemed to be a beneficial owner of shares of our common stock since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. The address of Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158-3698.

(5)
This includes 18,032 shares held in trust on behalf of our executive officers subject to vesting. These shares were issued in connection with the cancellation of unvested incentive awards owned by such executive officers prior to the acquisition of a predecessor company in 1998.

Registration Rights Agreements

        As of the date of this prospectus supplement, approximately 6,300,000 of the approximately 6,900,000 shares of common stock held by employees and former employees, the options granted to the employees and the shares of common stock an employee may receive upon exercise of an option (approximately 13,300,000 shares issuable upon the exercise of currently exercisable options) (all as granted under the Amended and Restated 1998 Stock Purchase and Option Plan for Key Employees) generally are subject to transfer restrictions until the sixth anniversary of the date the employees originally purchased their stock. One exception to this transfer restriction allows an employee to sell shares of his or her common stock under an effective registration statement at the time Profit Sharing (Overseas) L. P., our majority shareholder and an indirect wholly owned subsidiary of Kohlberg Kravis Roberts & Co. L.P., sells its shares pursuant to such registration statement, in the same proportion as Profit Sharing (Overseas) sells its shares. None of our employees will participate in this offering. However, effective 30 days after the date of this prospectus supplement, we intend to release these transfer restrictions on an additional aggregate of approximately 4,820,000 of these shares and on approximately 4,300,000 shares that employees may receive upon the exercise of currently exercisable options, including approximately 1,820,000 shares and 695,000 shares subject to options held by our group executive officers, such that these shares may be immediately sold in the open market by any of our employees who are not affiliates or group executive officers. These shares, other than the shares held by our group executive officers, are not subject to any lock-up arrangement with Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC.

        We have entered into a registration rights agreement with Profit Sharing (Overseas). The registration rights agreement gives Profit Sharing (Overseas) the right, subject to a number of conditions and limitations, to demand the registration of the shares of our common stock that it owns or to partake in a registration initiated by us. We are responsible for expenses for the first 10 registrations of each class or series of our securities held by it, including the registration statements filed in November 2001, May 2002 and April 2003 and the registration statement relating to this offering. In addition, we are required to indemnify Profit Sharing (Overseas), and it in turn is required to indemnify us, with respect to any information they provide, against certain liabilities in respect of any registration statement or offering covered by this registration rights agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In 2003, we paid annual fees, quarterly in arrears, of $1.0 million to KKR and $350,000 to Fisher Capital Corp. L.L.C. for management, consulting, and certain other services provided to us and our subsidiaries. We also reimburse their incidental expenses in connection with those services.

        Our U.S. subsidiary, Willis North America Inc., has an interest of approximately 6.91% on a fully diluted basis in OneShield Inc., a company it is partnering with to bring major segments of its workflow process on United States business to the Internet. Our subsidiary also has warrants in OneShield Inc., which on exercise could increase its interest to approximately 6.96% on a fully diluted basis. The partners and employees of KKR and Fisher Capital Corp. L.L.C., some of whom serve as our directors, have current interests of 16.1% in the aggregate in OneShield Inc. Fisher Capital Corp. L.L.C. also has an interest of 0.7% in OneShield Inc.

        From time to time, in the ordinary course of business and on commercial terms, our insurance brokering subsidiaries may provide services to directors or executive officers and their families in connection with their personal insurance requirements.

        Richard J.S. Bucknall ceased to be an Underwriting Member of Lloyd's during 2003 in respect of the run-off of liabilities of business not settled at the time of his resignation in 1997 as an Underwriting Member of Lloyd's. Some of our insurance brokerage subsidiaries placed risks with the syndicates in which Richard J.S. Bucknall participated in the normal course of their brokerage activities on the same basis as those subsidiaries did with other Lloyd's syndicates. We have given Joseph J. Plumeri a guarantee in respect of Willis North America Inc.'s performance obligations under its employment agreement with Mr. Plumeri.

CERTAIN INCOME TAX CONSEQUENCES

Bermuda Taxation

        The following summary of Bermuda tax matters is based upon the advice of Appleby Spurling & Kempe, our Bermuda counsel, regarding current law and practice in Bermuda. This summary does not purport to be a comprehensive description of all the tax considerations which may be relevant to a decision to purchase our shares. Investors should consult their professional advisers on the possible tax consequences of their subscribing for, purchasing, holding, selling or redeeming our shares under the laws of their countries of citizenship, residence, ordinary residence or domicile.

        On the date of this prospectus supplement, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or our shareholders, other than shareholders ordinarily resident in Bermuda.

        Pursuant to the Exempted Undertakings Tax Protection Act 1966, as amended, we have received an undertaking from the Bermuda Ministry of Finance that, in the event of there being enacted in Bermuda any legislation imposing withholding or other tax computed on profits or income, or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not until March 28, 2016 be applicable to us or to any of our operations, or to our shares, debentures or other obligations except and so far as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations or any land leased or let to us in Bermuda.

        As an exempted company, we are liable to pay to the Bermuda Government an annual Government fee presently not to exceed $27,825, based upon our assessable capital.

United States Taxation

        The following summary describes the material United States federal income tax consequences of ownership of shares of common stock as of the date of this prospectus supplement. The discussion included below is applicable to U.S. Holders.

        As used in this prospectus supplement, the term U.S. Holder means a beneficial holder of a share of common stock that is:

  •
  a citizen or resident of the United States;

  •
  a corporation, entity taxable as a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        Except where noted, this summary deals only with shares of common stock held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, tax-exempt entities, insurance companies, persons holding shares of common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, or persons whose functional currency is not the United States dollar. In addition, this discussion does not address the United States federal income tax consequences that could apply to persons that own 10% or more of our voting stock.

        Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and regulations, rulings and judicial decisions promulgated under the Code as of the date of this prospectus supplement, and those authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below.

        Persons considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any foreign, state, local or other taxing jurisdiction.

        If a partnership holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner of a partnership holding shares, that holder is urged to consult its tax advisors.

Taxation of Dividends

        The gross amount of dividends paid to U.S. Holders will be treated as dividend income to such holders, to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. This income will be includable in the gross income of a U.S. Holder as ordinary income on the day received by the U.S. Holder. These dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

        With respect to non-corporate U.S. Holders, certain dividends received before January 1, 2009 from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our shares, which are listed on the New York Stock Exchange, are readily tradable on an established securities market in the United States. There can be no assurance that our shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement for our shares during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Non-corporate U.S. Holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of common stock. This will increase the amount of gain, or decrease the amount of loss, to be recognized by the U.S. Holder on a subsequent disposition of the shares of common stock, and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

        If, for United States federal income tax purposes, we are or become classified as a United States-owned foreign corporation, distributions made to a U.S. Holder with respect to shares of common stock that are taxable as dividends generally will be treated for United States foreign tax credit purposes as:

  •
  foreign source passive income or, in the case of some holders, foreign source financial services income, and

  •
  United States source income,

in proportion to our earnings and profits in the year of such distribution allocable to foreign and United States sources, respectively. For this purpose, we will be treated as a United States-owned foreign corporation so long as stock representing 50% or more of the voting power or value of our stock is owned, directly or indirectly, by United States persons.

Passive Foreign Investment Company

        A "passive foreign investment company" ("PFIC") is defined as any foreign corporation at least 75% of whose consolidated gross income for the taxable year is passive income, or at least 50% of the value of whose consolidated assets is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties, rents, annuities and the excess of gains over losses from the disposition of assets which produce passive income.

        We do not believe that we are, for United States federal income tax purposes, a PFIC, and we expect to continue our operations in such a manner that we will not be a PFIC. If, however, we are or become a PFIC, U.S. Holders could be subject to additional United States federal income taxes on gain recognized with respect to the shares of common stock and on certain distributions, plus an interest charge on certain taxes treated as having been deferred by the U.S. Holder under the PFIC rules. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us prior to January 1, 2009 if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

Foreign Personal Holding Company

        A foreign corporation will be classified as a foreign personal holding company (an "FPHC") if:

  (i)
  at any time during the corporation's taxable year, five or fewer individuals, who are United States citizens or residents, directly or indirectly own more than 50% of the corporation's stock (by either voting power or value); and

  (ii)
  the corporation receives at least 60% of its gross income, or 50% after the initial year of qualification, in each case as adjusted, for the taxable year from certain passive sources.

        We do not believe that we are, or that any of our non-United States subsidiaries is, an FPHC for United States federal income tax purposes. If we or one of our non-United States subsidiaries were so classified, a U.S. Holder would be required, regardless of that holder's percentage ownership of our common stock, to include in income, as a dividend, that holder's pro rata share of our (or our relevant non-United States subsidiary's) undistributed FPHC income—generally, taxable income with certain adjustments—if the U.S. Holder held shares of common stock on the last day of our taxable year, or if earlier, the last day on which we satisfied the shareholder test described in clause (i) above. Non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us prior to January 1, 2009 if we are an FPHC in the taxable year in which such dividends are paid or in the preceding taxable year. In addition, if we were classified as an FPHC, and a U.S. Holder acquired shares of common stock from a decedent, the U.S. Holder would not receive a "stepped-up" basis in that stock. Instead, the U.S. Holder would have a tax basis equal to the lower of fair market value of those shares of common stock or the decedent's basis in them.

Taxation of Capital Gains

        For United States federal income tax purposes, a U.S. Holder will recognize taxable gain or loss on any sale or exchange of a share of common stock in an amount equal to the difference between the amount realized for the share of common stock and the U.S. Holder's basis in the share of common stock. That gain or loss will be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder will generally be treated as United States source gain or loss.

Information Reporting And Backup Withholding

        In general, information reporting requirements will apply to dividends in respect of the shares of common stock or the proceeds received on the sale, exchange or redemption of the shares of common stock paid within the United States and in certain cases, outside of the United States, to U.S. Holders other than certain exempt recipients, such as corporations, and backup withholding may apply to those amounts if the U.S. Holder fails to provide an accurate taxpayer identification number or to report in full interest and dividends required to be shown on its federal income tax returns or to make certain certifications. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder's United States federal income tax liability.

SHARES ELIGIBLE FOR FUTURE SALE

        Our common stock has traded on the New York Stock Exchange under the symbol "WSH" since June 11, 2001. Future sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options, in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. Sales of our common stock in the public market after the restrictions, described below, lapse, or the perception that such sales may occur, could adversely affect the prevailing market price.

        Upon completion of this offering and after the repurchase and cancellation of 4,000,000 shares concurrently with this offering, we will have outstanding 156,124,404 shares of common stock, without taking into account 22,439,479 shares that may be issued upon exercise of options outstanding as of December 31, 2003.

        The 20,000,000 shares of common stock being sold in this offering will be, and the 86,362,210 aggregate shares of common stock sold in our initial public offering, November 2001 secondary offering, May 2002 secondary offering and April 2003 secondary offering are, freely tradeable (other than by an affiliate of our company as that term is defined in the Securities Act of 1933, or Securities Act) without restriction or registration under the Securities Act. All remaining shares were issued and sold by us in private transactions and are eligible for public sale if registered under the Securities Act or sold under Rule 144. All of our shares held by our principal shareholders, directors and officers will be restricted securities within the meaning of Rule 144 and may be sold in the public market only if registered or sold under an exemption from registration under the Securities Act, including the exemption provided by Rule 144. We entered into a registration rights agreement with some of our principal shareholders with respect to the shares of our common stock they hold. See "Principal and Selling Shareholders".

        We, our directors and group executive officers, and each of the selling shareholders have agreed, subject to certain exceptions, not to dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC for a period of 90 days from the date of this prospectus supplement. Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC in their sole discretion may release any of the securities subject to these arrangements at any time without notice.

        Except in the case of certain of our shares held by the trust that is party to our employee stock purchase agreements, certain of our employee and management shareholders, including our directors and executive officers, are subject to existing transfer restrictions in excess of 90 days on approximately 6,300,000 of their approximately 6,900,000 shares and will be subject to transfer restrictions in excess of 90 days on approximately 13,300,000 shares that an employee may receive upon the exercise of currently exercisable options pursuant to shareholder and subscription agreements with us. Except as discussed below, we have agreed not to amend, waive or fail to enforce those transfer restrictions for a period of 90 days after the date of this prospectus supplement, in each case without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC. However, effective 30 days from the date of this prospectus supplement, we intend to release these transfer restrictions on an aggregate of approximately 4,820,000 of these shares and on approximately 4,300,000 shares that employees may receive upon the exercise of currently exercisable options, including approximately 1,820,000 shares and 695,000 shares subject to options held by our group executive officers, such that these shares may be immediately sold in the open market by any of our employees who are not affiliates or group executive officers. These shares, other than the shares held by our group executive officers, are not subject to any lock-up arrangement with Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC.

        Following the expiration of the lock-up periods, and assuming the underwriters' overallotment option is not exercised, approximately 8,100,000 shares of common stock will be available for sale in the public market subject to compliance with Rule 144, including approximately 6,200,000 shares eligible for sale under Rule 144(k).

        In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including a person who may be deemed an affiliate of ours, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

  •
  1% of the number of the shares then outstanding, which is approximately 156 million shares assuming no exercise of outstanding options; or

  •
  The average weekly trading volume of the shares of our common stock on the New York Stock Exchange during the four calendar weeks before the filing of a Form 144 with respect to that sale.

        Sales under Rule 144 are also subject to requirements relating to manner of sale, notice and availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any previous owner except an affiliate of ours, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

        In addition, after our initial public offering we filed several registration statements on Form S-8 under the Securities Act, which covered all shares of our common stock reserved for issuance under our various stock incentive plans. Shares registered under these registration statements are available for sale in the open market unless these shares are subject to vesting restrictions.

        We also may issue shares of our common stock from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant. In addition, we may also grant registration rights covering those shares in connection with any such acquisitions and investments.

        In connection with our acquisition of Bradstock G.I.S Pty Limited in Australia we have agreed to issue 127,087 shares of our common stock, based on a weighted average contracted price of $17.71, in February 2004, the third anniversary of such acquisition.

        In connection with our acquisition of Richard N. Goldman & Co. in December 2001, we issued 482,969 shares of our common stock to the former owners, 471,229 of which are subject to transfer restrictions equal to or in excess of three years. In addition, we have agreed to issue shares 26 months from the date of such acquisition, if certain performance targets are achieved. Assuming those targets are achieved, based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 71,300 new shares on such date.

        In connection with the acquisitions of Special Risk Advisors International, LLC, as of January 2, 2003, and Propacta Pensionsplanering AB, effective as of November 1, 2002, we issued 44,145 shares of our common stock, of which 28,223 shares are transfer restricted and will be released from such restrictions in increments between 2004 and 2008. In addition, we have agreed, if certain performance targets are achieved, to issue in connection with the acquisition of Special Risk Advisors International, LLC on or about January 2006 additional shares of our common stock. Assuming those targets are achieved, based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 1,300 new shares on or about January 2006.

        In connection with our acquisitions of TCT Insurance Services Inc., Cogdill Bonding and Insurance Services Inc. and the sole proprietorship of Scott J. Tucker CFP in August 2003, we issued 42,525 shares of our common stock to the former owners, all of which are subject to transfer restrictions and will be released from such restrictions in equal increments between 2006 and 2008. In addition, we have agreed to issue shares in or around September 2004, 2005 and 2006 if certain performance targets are achieved during these three years. Assuming those targets are achieved, based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 6,700 new shares in 2004, 6,700 new shares in 2005 and 13,400 new shares in 2006.

        In connection with our acquisition of the remaining outstanding shares in Willis A/S in January 2004, we issued 297,954 shares of our common stock to the former owners. Approximately 149,013 additional shares will be issued based on the contracted price of $33.41 subject to tax clearance. In addition, we have agreed to issue shares in or around March 2004 based on the 2003 audited results and subject to tax clearance. Based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 49,400 new shares on such date. Further share-based consideration will become due in May 2006 and 2008 subject to tax clearance and dependent on the level of consolidated net income of Wills A/S for the years 2004 to 2007.

        In connection with our acquisition of Ital Re S.p.A in January 2004, we issued 92,359 shares of our common stock to the former owners. In addition, we have agreed to issue shares in or around May 2006 if certain performance targets are achieved. Assuming those targets are achieved, based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 41,400 new shares on such date.

        We have agreed to issue shares of our common stock in connection with our acquisition of Kirecon A/S in February 2004. Based on the contracted price of $33.49, we will issue 74,935 shares of our common stock to the former owners. In addition, we have agreed to issue shares in or around April 2007 based on performance targets for 2004 through 2006. Assuming those targets are achieved, based on a price of $38.27 (the last sale price of our common stock on the New York Stock Exchange on February 19, 2004), we would issue approximately 44,500 new shares on such date.

UNDERWRITING

        Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC are acting as joint bookrunning managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below agreed to purchase, and the selling shareholders have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,952,000
Credit Suisse First Boston LLC	2,952,000
Banc of America Securities LLC	2,952,000
J.P. Morgan Securities Inc.	1,804,000
Morgan Stanley & Co. Incorporated	1,804,000
UBS Securities LLC	1,804,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,066,000
Lehman Brothers Inc.	1,066,000
Fox-Pitt, Kelton Inc.	600,000
Dowling & Partners Securities, LLC	600,000
Keefe, Bruyette & Woods, Inc.	600,000
Cochran, Caronia Securities LLC	600,000
Sandler O'Neill & Partners, L.P.	600,000
Janney Montgomery Scott LLC	600,000

Total	20,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the overallotment option described below) if they purchase any of the shares.

        The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $0.5971 per share. The underwriters may allow, and the dealers may reallow, a concession not to exceed $0.1000 per share on sales to other dealers. If all the shares are not sold at the offering price, the representatives may change the public offering price and other selling terms.

        The selling shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 3,000,000 additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to the underwriter's initial purchase commitment.

        We have indicated to the underwriters an intention to purchase, concurrently with this underwritten offering, 4,000,000 shares of our common stock directly from the selling shareholders in a private, non-underwritten transaction at the net per share price to be received by the selling shareholders in this underwritten offering.

        We, our directors and group executive officers, and each of the selling shareholders have agreed, subject to certain exceptions, not to dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC for a period of 90 days from the date of this prospectus supplement. Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC in their sole discretion may release any of the securities subject to these arrangements at any time without notice. This lock-up arrangement will not prohibit us from filing registration statements relating to shares of our common stock to be offered in the future.

        Except in the case of certain of our shares held by the trust that is party to our employee stock purchase agreements, certain of our employee and management shareholders, including our directors and executive officers, are subject to existing transfer restrictions in excess of 90 days on approximately 6,300,000 of their approximately 6,900,000 shares and will be subject to transfer restrictions in excess of 90 days on approximately 13,300,000 shares that employees may receive upon the exercise of currently exercisable options pursuant to shareholder and subscription agreements with us. Except as discussed below, we have agreed not to amend, waive or fail to enforce those transfer restrictions for a period of 90 days after the date of this prospectus supplement, in each case without the prior written consent of Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC. However, effective 30 days after the date of this prospectus supplement, we intend to release these transfer restrictions on an additional aggregate of approximately 4,820,000 of these shares and on approximately 4,300,000 shares that employees may receive upon the exercise of currently exercisable options (including approximately 1,820,000 shares and 695,000 shares subject to options shares held by our group executive officers) such that these shares may be immediately sold in the open market by any of our employees who are not affiliates or group executive officers. These shares, other than the shares held by our group executive officers, are not subject to any lock-up arrangement with Citigroup Global Markets Inc., Credit Suisse First Boston LLC and Banc of America Securities LLC.

        Our common stock is listed on the New York Stock Exchange under the symbol "WSH".

        The following table shows the underwriting discounts and commission that the selling shareholders are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

	Paid by the Selling Shareholders
	No Exercise	Full Exercise
Per share	$1.244	$1.244

Total	$24,880,000	$28,612,000

        In connection with this offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' overallotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make "naked" short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of the bids for or purchase of shares in the open market while this offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or making stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our portion of the total expenses of this offering will be approximately $500,000.

        Pursuant to the rules of the NASD, underwriting compensation, as defined in the NASD Conduct Rules, does not exceed 8% in connection with this offering.

        Banc of America Securities Limited, an affiliate of Banc of America Securities LLC, is the Administrative Agent, and Bank of America, N.A., an affiliate of Banc of America Securities LLC, Citigroup USA, Inc., an affiliate of Citigroup Global Markets Inc., JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., Credit Suisse First Boston, acting through its Cayman Islands Branch, an affiliate Credit Suisse First Boston LLC, Morgan Stanley Bank, an affiliate of Morgan Stanley & Co. Incorporated, and UBS Loan Finance LLC, an affiliate of UBS Securities LLC, each are lenders under our credit agreement. Neuberger Berman, LLC, an affiliate of Lehman Brothers Inc., may be deemed a beneficial owner of more than 5% of the shares of our common stock.

        The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and affiliates of the selling shareholders in the ordinary course of their business.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated will be facilitating Internet distribution for this offering to certain of its Internet subscription customers. Merrill Lynch, Pierce, Fenner & Smith Incorporated intends to allocate a number of shares for sale to its online brokerage customers. An electronic prospectus supplement is available on the Internet website maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated. Other than the prospectus supplement in electronic format, the information on the Merrill Lynch, Pierce, Fenner & Smith Incorporated website is not a part of this prospectus supplement. Neither JPMorgan nor any of its affiliates intends to engage in any electronic offer, sale or distribution of the shares in the United States or to U.S. persons; however, JPMorgan does intend to make the preliminary prospectus available on the Internet through a password protected portal on its website. Please note, however, that JPMorgan will not rely on such availability to satisfy its prospectus delivery requirements.

        A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling shareholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

        By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us, the selling shareholders and the dealer from whom the purchase confirmation is received that

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under "—Resale Restrictions".

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us and the selling shareholders in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us or the selling shareholders. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we and the selling shareholders will have no liability. In the case of an action for damages, we and the selling shareholders will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein and the selling shareholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Appleby Spurling & Kempe, Bermuda, will pass upon the validity of the sale of shares of common stock offered by this prospectus supplement. Certain legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York as to matters of United States and New York Law. Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others, have an indirect interest, through limited partnerships, who are investors in KKR 1996 (Overseas) Limited Partnership, in less than 1% of the common stock. In addition, Simpson Thacher & Bartlett LLP has in the past provided, and may continue to provide, legal services to KKR and its affiliates, including KKR 1996 Fund (Overseas) Limited Partnership. The underwriters are being represented as to United States legal matters by Cravath, Swaine & Moore LLP, New York, New York.

PROSPECTUS

$500,000,000

WILLIS GROUP HOLDINGS LIMITED

Debt Securities
Preferred Stock
Common Stock
Warrants
Warrant Units
Stock Purchase Contracts
Stock Purchase Units
Prepaid Stock Purchase Contracts

TRINITY ACQUISITION LIMITED

Guaranteed Debt Securities

WILLIS NORTH AMERICA INC.

Guaranteed Debt Securities

WILLIS GROUP HOLDINGS LIMITED

35,774,487 Shares of Common Stock

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        See "Risk Factors" beginning on page 5 for information about risks you should consider before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 6, 2004.

FORWARD-LOOKING STATEMENTS

        We have included in this prospectus forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that state our intentions, beliefs, expectations or predictions for the future. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as changes in premium rates, the competitive environment, the actual cost of resolution of contingent liabilities, general economic conditions in different countries around the world, fluctuations in currency exchange rates and global equity and fixed income markets and other factors disclosed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in forward-looking statements are reasonable we can give no assurance that those expectations will prove to have been correct. We assume no obligation to update our forward-looking statements or to advise of changes in the assumptions and factors on which they are based. All forward-looking statements contained in this document are qualified by reference to this cautionary statement.

BERMUDA MONETARY AUTHORITY

        The Bermuda Monetary Authority has classified us as a non-resident of Bermuda for exchange control purposes. Accordingly, the Bermuda Monetary Authority does not restrict our ability to convert currency, other than Bermuda dollars, held for our account to any other currency, to transfer funds in and out of Bermuda or to pay dividends or other forms of payment to non-Bermuda residents who are shareholders or holders of our other securities, other than in Bermuda dollars. The permission of the

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Bermuda Monetary Authority is required for the issue and transfer of our shares and other securities under the Exchange Control Act 1972 of Bermuda and regulations under it.

        We have obtained the permission of the Bermuda Monetary Authority for the issuance of some of our common stock that we may offer as described in this document. In addition, we have obtained the permission of the Bermuda Monetary Authority for the free issue and transferability of some of our common stock. No permission has yet been sought from the Bermuda Monetary Authority in respect of the other securities referred to in this prospectus nor for the conversion of any such securities into shares of our common stock. Approvals or permissions received from the Bermuda Monetary Authority do not constitute a guaranty by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving those approvals or permissions, the Bermuda Monetary Authority will not be liable for our performance or default or for the correctness of any opinions or statements expressed in this document. In addition (after the issue of any of the securities referred to in this prospectus or after the transfer of any of the selling shareholders shares referred to in this prospectus) the company will deliver to and file a copy of this prospectus together with the relevant supplemental prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law. The Bermuda Monetary Authority and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus. Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda which regulates the sale of securities in Bermuda.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities registered by the registration statements of which this prospectus is a part:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002;

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  Our Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

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  Our Reports on Form 6-K and Form 8-K filed on January 2, January 3, February 12, February 13, April 16 and May 2, 2003.

        You may also request a copy of any or all of the information that has been incorporated by reference in this prospectus, free of cost, by writing or telephoning us at the following address and telephone number:

        Willis Group Holdings Limited
        c/o Willis Group Limited
        Ten Trinity Square
        London EC3P 3AX England
        Attention: Company Secretary
        Telephone: +44 20 7488 8111

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under "Where You Can Find More Information About Us".

The Securities We May Offer

        This prospectus is part of two registration statements that we filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Willis Group Holdings Limited may offer from time to time up to $500,000,000 of any of the following securities, either separately or in units with other securities:

  •
  debt securities;

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  preferred stock;

  •
  common stock;

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  warrants; and

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  stock purchase contracts and prepaid stock purchase contracts.

        In addition, all or a portion of such $500,000,000 amount may be debt securities issued by Trinity Acquisition Limited or by Willis North America Inc., each an indirect wholly-owned subsidiary of Willis Group Holdings Limited. Any debt securities issued by Trinity Acquisition Limited will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Any debt securities issued by Willis North America Inc. will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of its direct and indirect parent entities.

        In addition, certain selling shareholders identified herein or, to the extent applicable, in a prospectus supplement may offer and sell from time to time an aggregate of 35,774,487 shares of common stock of Willis Group Holdings Limited. See "Selling Shareholders."

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

        We may offer unsecured general obligations of Willis Group Holdings Limited, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis Group Holdings Limited as the "Holdings debt securities". The senior debt securities will have the same rank as all of Holdings' other unsecured and unsubordinated debt. The subordinated debt securities and the senior subordinated debt securities will be entitled to payment only after payment of Holdings' senior debt.

        The Holdings debt securities will be issued under one of three indentures between Willis Group Holdings Limited and a trustee. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements to which this prospectus relates.

        We may offer unsecured general obligations of Trinity Acquisition Limited, which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Trinity Acquisition Limited will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Trinity Acquisition Limited as the "Trinity debt securities". The Trinity senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Trinity Acquisition Limited. The subordinated debt securities and the senior subordinated debt securities of Trinity Acquisition Limited will be entitled to payment only after payment of Trinity Acquisition Limited's senior debt, including guarantees outstanding under our senior credit facility.

        The Trinity debt securities will be issued under one of three indentures among Trinity Acquisition Limited, the guarantors thereto and a trustee. We have summarized general features of the Trinity debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements of which this prospectus is a part.

        We may also offer unsecured general obligations of Willis North America Inc., which may be either senior, senior subordinated or subordinated and may be convertible into shares of our common stock. Any of such debt securities of Willis North America Inc. will be guaranteed by its direct and indirect parent entities, including Willis Group Holdings Limited. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Willis North America Inc. as the "Willis North America debt securities", and we refer to the Holdings debt securities, Trinity debt securities and the Willis North America debt securities together as the "debt securities". The Willis North America Inc. senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Willis North America Inc. The subordinated debt securities and the senior subordinated debt securities of Willis North America Inc. will be entitled to payment only after payment of Willis North America Inc.'s senior debt, including amounts outstanding under our senior credit facility.

        The Willis North America debt securities will be issued under one of three indentures between the Willis North America Inc., the guarantors thereto and a trustee. We have summarized general features of the Willis North America debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statements of which this prospectus is a part.

Preferred Stock

        We may issue preferred stock, par value $0.000115 per share, of Willis Group Holdings Limited, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Common Stock

        We may issue common stock, par value $0.000115 per share, of Willis Group Holdings Limited. Holders of common stock are entitled to receive dividends when declared by the board of directors, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Except as described herein, the holders of common stock have no preemptive rights or cumulative voting rights.

        In addition, certain selling shareholders identified herein or, to the extent applicable, in a prospectus supplement may offer and sell from time to time an aggregate of 35,774,487 shares of common stock of Willis Group Holdings Limited. See "Selling Shareholders."

Warrants and Warrant Units

        We may issue warrants for the purchase of preferred stock or common stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently or together with other securities. We may also issue warrant units. Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase a specified number of shares of common or preferred stock.

Stock Purchase Contracts, Stock Purchase Units and Prepaid Stock Purchase Contracts

        We may issue stock purchase contracts obligating holders to purchase from us common stock of Willis Group Holdings Limited. We may issue stock purchase contracts independently or together as part of stock purchase units.

RISK FACTORS

Premiums and Commissions—We do not control the premiums on which our commissions are based, and volatility or declines in premiums may seriously undermine our profitability.

        We derive most of our revenues from commissions and fees for brokering and consulting services. We do not determine insurance premiums on which commissions are generally based. Premiums are cyclical in nature and may vary widely based on market conditions. From the late 1980s through late 2000, insurance premium rates generally declined as a result of a number of factors, including the expanded underwriting capacity of insurance carriers; consolidation of both insurance intermediaries and insurance carriers; and increased competition among insurance carriers.

        In addition, as traditional risk-bearing insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as ourselves, those insurance carriers may seek to reduce further their expenses by reducing the commission rates payable to those insurance agents or brokers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly undermine our profitability.

Claims, Lawsuits and Proceedings—Our business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of certain actual and potential claims, lawsuits and proceedings.

        We are subject to various actual and potential claims, lawsuits and proceedings relating principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Because we often assist our clients with matters, including the placement of insurance coverage and the handling of related claims, involving substantial amounts of money, errors and omissions claims against us may arise which in turn allege our potential liability for all or part of the amounts in question. Claimants can seek large damage awards and these claims can involve potentially significant defense costs. Such claims, lawsuits and proceedings could, for example, include allegations of damages for our employees or sub-agents failing, whether negligently or intentionally, to place coverage or notify claims on behalf of clients, to provide insurance carriers with complete and accurate information relating to the risks being insured or to appropriately apply funds that we hold for our clients on a fiduciary basis. We have established provisions against these items which we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments.

        While most of the errors and omissions claims made against us have, subject to our self-insured deductibles, been covered by our professional indemnity insurance, our business, results of operations, financial condition and liquidity may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business.

        The principal actual or potential claims, lawsuits and proceedings to which we are currently subject are (i) claims relating to services provided by one of our UK subsidiaries, Willis Faber (Underwriting Management) Limited, to another subsidiary, Sovereign Marine & General Insurance Company Limited (In Scheme of Arrangement), that was engaged in insurance underwriting prior to 1991 as well as certain third party insurance companies; (ii) potential claims which could be asserted with respect to our placement of property and casualty insurance for a number of entities which were directly impacted by the September 11, 2001 destruction of New York's World Trade Center complex; (iii) potential claims arising out of various legal proceedings between reinsurers, reinsureds and their reinsurance brokers relating to personal accident excess of loss reinsurance placements for the years 1993 to 1998; and (iv) claims relating to activities by a US subsidiary of ours, Baccala and Shoop Insurance Services, prior to 1984 for certain insurance issuing companies.

Regulation—We are subject to insurance industry regulation worldwide. If we fail to comply with regulatory requirements, we may not be able to conduct our business.

        Many of our activities are subject to regulatory supervision in the various countries and jurisdiction in which we are based or our activities are undertaken. We have in the past failed to comply with some of these regulations and future failures to comply by us or our employees may occur. While past failures have resulted in insignificant fines, any failures reported in the future could lead to disciplinary action, including requiring clients to be compensated for loss, the imposition of more substantial fines and the possible revocation of our authorization to operate as well as reputational damage. In addition, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, could from time to time require operational improvements or modifications at various locations which could result in higher costs or hinder our ability to operate our business.

Put and Call Arrangements—We have entered into significant put and call arrangements which may require us to pay substantial amounts to purchase shares in one of our associates. Those payments would reduce our cash flow and the funds available to grow our business.

        In connection with many of our investments in our associates, we retain rights to increase our ownership percentages of these associates over time and, in some cases, the existing owners also have a right to put their shares to us. The put arrangement in place for shares of our associate, Gras Savoye, may require us to pay substantial amounts to purchase those shares, which may cause a significant decrease in our liquidity and the funds available to grow our business.

        The rights under the put arrangement may be exercised through 2011, and if fully exercised, we would be required to buy shares of Gras Savoye, other than those held by its management, possibly increasing our ownership interest by 57% from 33% to 90%. Management shareholders of Gras Savoye, representing approximately 10% of the outstanding shares, do not have general put rights before 2011, but have certain put rights on their death, disability or retirement. Payments in connection with management put rights would not have exceeded $35 million if those rights had been fully exercised at December 31, 2002.

        Until 2005, the incremental 57% of Gras Savoye may be put to us at a price equal to the greater of approximately 800 million French francs ($128 million at December 31, 2002 exchange rates) or a price determined by a contractual formula based on earnings and revenue, which at December 31, 2002 would have amounted to approximately $197 million. After 2005, the put price is determined solely by the formula. The shareholders may put their shares individually at any time during the put period. The amounts we may have to pay in connection with the put arrangements may significantly exceed these estimates.

Competition—Competition in our industry is intense, and if we are unable to compete effectively, we may lose market share and our business may be materially adversely affected.

        We face competition in all fields in which we operate, based on global capability, product breadth, innovation, quality of service and price. We compete with Marsh & McLennan and Aon, the two other providers of global risk management services, as well as with numerous specialist, regional and local firms. If we are unable to compete effectively against these competitors, we will suffer lower revenue, reduced operating margins and loss of market share.

        Competition for business is intense in all our business lines and in every insurance market, and the other two providers of global risk management services have substantially greater market share than we do. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, insureds have been retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies have been increasingly relying upon their own subsidiary insurance companies, known as captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buying insurance. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

Dependence on Key Personnel—The loss of any member of our senior management, particularly our Chairman and Chief Executive Officer, or a significant number of our brokers could negatively affect our financial plans, marketing and other objectives.

        The loss of or failure to attract key personnel could significantly impede our financial plans, growth, marketing and other objectives. Our success depends to a substantial extent not only on the ability and experience of our senior management, particularly our Chairman and Chief Executive Officer, Joseph J. Plumeri, but also on the individual brokers and teams that service our clients and maintain client relationships. The insurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and we have lost key individuals and teams to competitors in the past. We believe that our future success will depend in large part on our ability to attract and retain additional highly skilled and qualified personnel and to expand, train and manage our employee base. We may not be successful in doing so, because the competition for qualified personnel in our industry is intense.

International Operations—Our significant non-US operations, particularly those in the United Kingdom, expose us to exchange rate fluctuations and various risks that could impact our business.

        A significant portion of our operations is conducted outside the United States. Accordingly, we are subject to legal, economic and market risks associated with operating in foreign countries, including devaluations and fluctuations in currency exchange rates; imposition of limitations on conversion of foreign currencies into pounds sterling or dollars or remittance of dividends and other payments by foreign subsidiaries; hyperinflation in certain foreign countries; imposition or increase of investment and other restrictions by foreign governments; and the requirement of complying with a wide variety of foreign laws.

        We report our operating results and financial condition in US dollars. Our US operations earn revenue and incur expenses primarily in dollars. In the United Kingdom, however, we earn revenue in a number of different currencies, but expenses are almost entirely incurred in pounds sterling. Outside the United States and the United Kingdom, we predominantly generate revenue and expenses in the local currency. The table below details the breakdown of revenues and expenses by currency in 2002.

	Pounds Sterling	US Dollars	Other Currencies
Revenues	14%	57%	29%
Expenses	36%	43%	21%

        Because of devaluations and fluctuations in currency exchange rates or the imposition of limitations on conversion of foreign currencies into dollars, we are subject to currency translation exposure on the profits of our operations, in addition to economic exposure. Furthermore, the mismatch between sterling revenues and expenses creates an exchange exposure. As the pound sterling strengthens, the dollars required to be translated into pounds sterling to cover the net sterling expenses increase, which then causes our results to be negatively impacted. Given these facts, the strength of the pound sterling relative to the US dollar has in the past had a material negative impact on our reported results. This risk could have a material adverse effect on our business financial condition, cash flow and results of operations in the future.

        Our policy is to convert into pounds sterling all revenues arising in currencies other than US dollars together with sufficient US dollar revenues to fund the remaining pounds sterling expenses. Outside the United Kingdom, only those cash flows necessary to fund mismatches between revenues and expenses are converted into local currency; amounts remitted to the United Kingdom are generally converted into pounds sterling. These transactional currency exposures are generally managed by entering into forward exchange contracts. It is our policy to hedge at least 25% of the next 12 months' exposure in significant currencies. We generally do not hedge exposures beyond three years.

Unenforceability of Certain United States Judgments—We are incorporated in Bermuda, and, as a result, it may not be possible for shareholders or holders of other securities to enforce civil liability provisions of the securities laws of the United States.

        We are organized under the laws of Bermuda. A substantial portion of our assets are or may be located outside the United States. As a result it may not be possible for the holders of our common or preferred stock or holders of other securities to effect service of process within the United States upon us or to enforce against us in U.S. courts judgments based on the civil liability provisions of the securities laws of the United States.

        In addition, there is significant doubt as to whether the courts of Bermuda would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the liability provisions of the securities laws of the United States or any state or hear actions brought in Bermuda against us or those persons based on those laws. We have been advised by our legal advisor in Bermuda, Appleby Spurling & Kempe, that the United States and Bermuda do not currently have as treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda Court as having jurisdiction over us or our directors or officers, as determined by reference to the Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

        In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Appleby Spurling & Kempe that an action brought pursuant to public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of the U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Difference in Laws—The laws of Bermuda differ from the laws in effect in the United States and may afford less protection to holders of our securities.

        Holders of our common or preferred stock or holders of our other securities may have more difficulty in protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. We are a Bermuda company and, accordingly, are governed by the Companies Act 1981 of Bermuda, as amended. The Companies Act differs in certain material respects from laws generally applicable to United States corporations and shareholders, including:

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  interested director transactions: Our bye-laws generally allow us to enter into any transaction or arrangement in which any of our directors have an interest. Directors may also participate in a board vote approving a transaction or arrangement in which they have an interest, so long as they have disclosed that interest. United States companies are generally required to obtain the approval of a majority of disinterested directors or the approval of shareholders before entering into any transaction or arrangement in which any of their directors have an interest, unless the transaction or arrangement is fair to the company at the time it is authorized by the company's board or shareholders.

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  business combinations with interested shareholders: United States companies in general may not enter into business combinations with interested shareholders, namely certain large shareholders and affiliates, unless the business combination had been approved by the board in advance or by a supermajority of shareholders or the business combination meets specified conditions. There is no similar law in Bermuda.

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  shareholder suits: The circumstances in which a shareholder may bring a derivative action in Bermuda are significantly more limited than in the United States. In general, under Bermuda law, derivative actions are permitted only when the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of the company's memorandum of association or bye-laws. In addition, Bermuda courts would consider permitting a derivative action for acts that are alleged to constitute a fraud against the minority shareholders or, for instance, acts that require the approval of a greater percentage of the company's shareholders than those who actually approved them.

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  limitations on directors' liability: Our bye-laws provide that each shareholder agrees to waive any claim or right of action he or she may have, whether individually or in the right of the company, against any director, except with respect to claims or rights of action arising out of the fraud or dishonesty of a director. In general, U.S. companies may limit the personal liability of their directors as long as they acted in good faith and without knowing violation of law.

THE WILLIS GROUP

        Willis Group Holdings Limited is the ultimate holding company for the Willis Group. We trace our history to 1828 and are one of the largest insurance brokers in the world.

        Willis Group Holdings Limited was incorporated in Bermuda on February 8, 2001 as an exempted company under the Companies Act 1981 of Bermuda, as amended, for the sole purpose of redomiciling the ultimate parent company of the Willis Group (comprised of TA I Limited and subsidiaries) from the United Kingdom to Bermuda. We completed an initial public offering of approximately 16% of our shares in June 2001. In November 2001, May 2002 and May 2003 approximately 12%, 15% and 16% of our shares were publicly sold through secondary public offerings.

        We provide a broad range of value-added risk management consulting and insurance brokerage services to in excess of 50,000 clients worldwide. We have significant market positions in the United States, in the United Kingdom and, directly and through our associates, in many other countries. We are one of three recognized leaders in providing specialized risk management advisory and other services on a global basis to clients in various industries including the aerospace, marine, construction and energy industries. In our capacity as an advisor and insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements; helping clients determine the best means of managing risk; and negotiating and placing insurance risk with insurance carriers through our global distribution network. We also provide other value added services.

        We assist clients in the assessment of their risks, advise on the best ways of transferring suitable risk to the global insurance and reinsurance markets, and then execute the transactions at the most appropriate available price for our client. Our global distribution network enables us to place the risk in the most appropriate insurance or reinsurance market worldwide. We also offer clients a broad range of services to help them to identify and control their risks. These services range from strategic risk consulting (including providing actuarial analyses) to a variety of due diligence services to the provision of practical on-site risk control services (such as health and safety or property loss control consulting). We also assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We are not an insurance company and therefore we do not underwrite insurance risks for our own account.

        We and our associates serve a diverse base of clients located in approximately 180 countries. Those clients include major multinational and middle-market companies in a variety of industries, as well as public institutions. Many of our client relationships span decades. With approximately 13,000 employees around the world and a network of about 300 offices in some 80 countries, in each case including our associates, we are one of only three insurance brokers in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to meet effectively the global risk management needs of many of our clients.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows the consolidated ratio of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends of Willis Group Holdings Limited or its predecessor for each of the five most recent fiscal years and for the nine months ended September 30, 2003.

	1998		1999		2000	2001	2002	Nine months ended September 30, 2003
Ratio of earnings to fixed charges	—	(a)	—	(a)	1.6	1.7	4.9	8.0
Ratio of earnings to combined fixed charges and preferred stock dividends	—	(b)	—	(b)	1.2	1.4	4.9	8.0

(a)
Earnings were insufficient to cover fixed charges for the fiscal year ended December 31, 1998 by $46 million and for the fiscal year ended December 31, 1999 by $108 million; therefore, the ratio for those fiscal years is less than one-to-one and is not shown.

(b)
Earnings were insufficient to cover combined fixed charges and preferred stock dividends for the fiscal year ended December 31, 1998 by $57 million and for the fiscal year ended December 31, 1999 by $143 million; therefore, the ratio for those fiscal years is less than one-to-one and is not shown.

USE OF PROCEEDS

        We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

        We will not receive any net proceeds from the sale of any shares of common stock offered by the selling shareholders.

DESCRIPTION OF DEBT SECURITIES

        This section explains the provisions of the debt securities that we may offer and sell by this prospectus. The particular terms of the debt securities offered, including any changes from these terms, will be described in a prospectus supplement relating to those debt securities.

        The debt securities will be governed by the applicable indentures. The indentures gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures. The applicable indentures contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every provision of the debt securities or the indentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. You should read the applicable indenture, including the defined terms, and the particular terms of the debt securities for provisions that may be important to you. You should read the prospectus supplement relating to a series of debt securities for more information about the terms of a particular series of debt securities, including variations from the terms described in this prospectus. This summary is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

        The Holdings debt securities will be general unsecured obligations of Willis Group Holdings Limited. The Holdings senior debt securities will be senior to all subordinated debt of Willis Group Holdings Limited. The Holdings senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis Group Holdings Limited.

        The Holdings senior subordinated debt securities will be subordinate to any Holdings senior debt and to certain other debt obligations of Willis Group Holdings Limited that may be outstanding. The Holdings senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis Group Holdings Limited that may be outstanding and senior to certain subordinated debt of Willis Group Holdings Limited that may be outstanding, including any Holdings subordinated debt securities.

        The Holdings subordinated debt securities will be subordinate in right of payment to any Holdings senior debt, to Holdings senior subordinated debt securities and to certain other obligations of Willis Group Holdings Limited and will rank equally with certain other subordinated debt of Willis Group Holdings Limited. None of the Holdings debt securities will be guaranteed unless otherwise described in the applicable prospectus supplement.

        The Holdings senior debt securities are to be issued under a senior indenture to be executed between Willis Group Holdings Limited and JPMorgan Chase Bank. We refer to this indenture as the "Holdings senior indenture". Holdings senior subordinated debt securities are to be issued under a senior subordinated indenture to be executed by Willis Group Holdings Limited and The Bank of New York, as trustee. We refer to this indenture as the "Holdings senior subordinated indenture". Holdings subordinated debt securities are to be issued under a subordinated indenture to be executed by Willis Group Holdings Limited and Citibank, N.A., as trustee. We refer to this indenture as the "Holdings subordinated indenture". In this prospectus, the Holdings senior indenture, the Holdings senior subordinated indenture and the Holdings subordinated indenture are sometimes collectively referred to as the "Holdings indentures" and the trustees thereunder are sometimes collectively referred to as the "Holdings trustees" and individually as a "Holdings trustee".

        The Trinity debt securities will be general unsecured obligations of Trinity Acquisition Limited. The Trinity senior debt securities will be senior to all subordinated debt of Trinity Acquisition Limited, including any outstanding Trinity senior subordinated debt securities and Trinity subordinated debt securities. The Trinity senior debt securities will rank equally with other unsecured, unsubordinated debt of Trinity Acquisition Limited.

        The Trinity senior subordinated debt securities will be subordinated to any Trinity senior debt securities and to other certain debt obligations of Trinity Acquisition Limited that may be outstanding, including guarantees outstanding under our senior credit facility. The Trinity senior subordinated debt securities will rank equally with certain other senior subordinated debt of Trinity Acquisition Limited that may be outstanding and senior to certain subordinated debt of Trinity Acquisition Limited that may be outstanding, including any Trinity subordinated debt securities.

        The Trinity subordinated debt securities will be subordinated in right of payment to any Trinity senior debt securities, including guarantees outstanding under our senior credit facility, and Trinity senior subordinated debt securities and to certain other obligations of Trinity Acquisition Limited and will rank equally with certain other subordinated debt of Trinity Acquisition Limited.

        The Trinity debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of the direct and indirect parent entities of Trinity Acquisition Limited.

        The Trinity senior debt securities will be issued under a senior indenture to be executed among Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and JPMorgan Chase Bank, as trustee. We refer to this indenture as the "Trinity senior indenture". The Trinity senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the "Trinity senior subordinated indenture". The Trinity subordinated debt securities will be issued under a subordinated indenture to be executed between Trinity Acquisition Limited, Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, as guarantors, and Citibank, N.A., as trustee. We refer to this indenture as the "Trinity subordinated indenture". The Trinity senior indenture, the Trinity senior subordinated indenture and the Trinity subordinated indenture are sometimes referred to individually as a "Trinity indenture" and collectively as the "Trinity indentures" and the trustees thereunder are sometimes collectively referred to as the "Trinity trustees" and individually as a "Trinity trustee".

        The Willis North America debt securities will be general unsecured obligations of Willis North America Inc. The Willis North America senior debt securities will be senior to all subordinated debt of Willis North America Inc., including any outstanding Willis North America senior subordinated debt securities and any Willis North America subordinated debt securities. The Willis North America senior debt securities will rank equally with other unsecured, unsubordinated debt of Willis North America Inc.

        The Willis North America senior subordinated debt securities will be subordinated to any Willis North America senior debt securities and to other certain debt obligations of Willis North America Inc. that may be outstanding, including amounts outstanding under our senior credit facility. The Willis North America senior subordinated debt securities will rank equally with certain other senior subordinated debt of Willis North America Inc. that may be outstanding and senior to certain subordinated debt of Willis North America Inc. that may be outstanding, including any Willis North America subordinated debt securities.

        The Willis North America subordinated debt securities will be subordinated in right of payment to any Willis North America senior debt securities, including amounts outstanding under our senior credit facility, and Willis North America senior subordinated debt securities and to certain other obligations of Willis North America Inc. and will rank equally with certain other subordinated debt of Willis North America Inc.

        The Willis North America debt securities will be fully and unconditionally guaranteed by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited,

TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

        The Willis North America senior debt securities will be issued under a senior indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and JPMorgan Chase Bank, as trustee. We refer to this indenture as the "Willis North America senior indenture". The Willis North America senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the "Willis North America senior subordinated indenture". The Willis North America subordinated debt securities will be issued under a subordinated indenture to be executed between Willis North America Inc., Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, as guarantors, and Citibank, N.A., as trustee. We refer to this indenture as the "Willis North America subordinated indenture". The Willis North America senior indenture, the Willis North America senior subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "Willis North America indenture" and collectively as the "Willis North America indentures" and the trustees thereunder are sometimes collectively referred to as the "Willis North America trustees" and individually as a "Willis North America trustee".

        The Holdings senior indenture, the Trinity senior indenture and the Willis North America senior indenture are sometimes referred to individually as a "senior indenture" and collectively as the "senior indentures". The Holdings senior subordinated indenture, the Trinity senior subordinated indenture and the Willis North America senior subordinated indenture are sometimes referred to individually as a "senior subordinated indenture" and collectively as the "senior subordinated debt indentures". The Holdings senior indenture, the Trinity subordinated indenture and the Willis North America subordinated indenture are sometimes referred to individually as a "subordinated indenture" and collectively as the "subordinated indentures". The Holdings indentures, the Trinity indentures and the Willis North America indentures are sometimes referred to individually as an "indenture" and collectively as the "indentures". The Holdings trustees, the Trinity trustees and the Willis North America trustees are sometimes referred to individually as a "trustee" and collectively as "trustees".

        The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term "issuer" shall refer to Willis Group Holdings Limited in the case of Holdings debt securities, Trinity Acquisition Limited in the case of Trinity debt securities and Willis North America Inc. in the case of Willis North America debt securities. The term "guarantor" shall refer to each guarantor under the applicable Trinity indenture or Willis North America indenture, as the case may be.

        The Holdings senior debt securities, the Trinity senior debt securities and the Willis North America senior debt securities may be referred to collectively as "senior debt securities". The Holdings senior subordinated debt securities, the Trinity senior subordinated debt securities and the Willis North America senior subordinated debt securities may be referred to collectively as "senior subordinated debt securities". The Holdings subordinated debt securities, the Trinity subordinated debt securities and the Willis North America subordinated debt securities may be referred to collectively as "subordinated debt securities".

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer, in each case as established from time to time in or pursuant to a resolution of our board of directors and set forth in an officers' certificate or established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        Reference is made to the prospectus supplement for the following terms of any offered debt securities:

  •
  the identity of the issuer and the guarantors, if applicable;

  •
  the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

  •
  the percentage of their principal amount at which such offered debt securities will be issued;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the offered debt securities will mature or the method of determination thereof;

  •
  the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

  •
  the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

  •
  any mandatory or optional sinking fund or purchase fund or similar provisions;

  •
  if applicable, the period or periods within which and the price or prices at which the offered debt securities may be redeemed at the option of the applicable issuer pursuant to any optional or mandatory redemption provisions or may be repurchased at the option of the holder of the offered debt securities, and the other redemption or repurchase terms;

  •
  if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

  •
  if other than denominations of $1,000 and integral multiples thereof, the denominations in which debt securities of the series shall be issuable;

  •
  if other than the principal amount of the offered debt securities, the portion of the principal amount which shall be payable upon declaration of acceleration of maturity of the offered securities;

  •
  whether such offered debt securities shall be subject to defeasance and under what terms;

  •
  any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

  •
  any subordination terms that are in addition to or different from those explained here;

  •
  any guarantee terms that are in addition to or different from those explained here; and

  •
  any other terms of the offered debt securities.

        Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee's corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder's address as it appears in the security register.

        No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

        Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

        The payment of the principal of premium, if any, and interest on, the senior subordinated debt securities and the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness, whether outstanding on the date of the applicable indenture or thereafter incurred.

        Except as set forth in the applicable prospectus supplement, upon any distribution to creditors of an issuer or a guarantor in a liquidation or dissolution of such issuer or guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to it or its property, an assignment for the benefit of creditors or any marshalling of its assets and liabilities, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents of such senior indebtedness and all outstanding letter of credit obligations will be fully cash collateralized before the holders of the debt securities will be entitled to receive any payment with respect to the senior subordinated debt securities or the subordinated debt securities, and until all senior indebtedness is paid in full in cash or cash equivalents, any distribution to which the holders of the debt securities would be entitled shall be made to the holders of senior indebtedness, except that holders of the senior subordinated debt securities or the subordinated debt securities may receive

  (1)
  shares of capital stock and any securities representing indebtedness that are subordinated at least to the same extent as the senior subordinated debt securities or the subordinated debt securities to

  •
  senior indebtedness and

  •
  any securities issued in exchange for senior indebtedness and

  (2)
  payments made from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance".

        An issuer or a guarantor also may not make any payment upon or in respect of the senior subordinated debt securities or the subordinated debt securities, except in such subordinated securities or from the trust referred to under "Satisfaction and Discharge of Indenture; Defeasance", if

  (1)
  a default in the payment of the principal of, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or in respect of bankers' acceptances or fees relating to letters of credit or bankers' acceptances constituting, designated senior indebtedness occurs and is continuing beyond any applicable period of grace, a payment default, or

  (2)
  any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness as to which such default relates to accelerate its maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, a non-payment default, and the applicable trustee receives a payment blockage notice with respect to such default from a representative of holders of such designated senior indebtedness.

        Payments on the senior subordinated debt securities or the subordinated debt securities, as the case may be, including any missed payments, may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents and all outstanding letter of credit obligations shall have been fully cash collateralized; and

  (2)
  in case of a nonpayment default, the earlier of

  •
  the date on which such nonpayment default is cured or waived,

  •
  179 days after the date on which the applicable payment blockage notice is received, each such period, the payment blockage period, or

  •
  the date such payment blockage period shall be terminated by written notice to the applicable trustee from the requisite holders of such designated senior indebtedness necessary to terminate such period or from their representative.

No new payment blockage period may be commenced until 365 days have elapsed since the effectiveness of the immediately preceding payment blockage notice. However, if any payment blockage notice within such 365-day period is given by or on behalf of any holders of designated senior indebtedness, other than the agent under our senior credit facility, the agent under our senior credit facility may give another payment blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 365 consecutive day period. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the applicable trustee shall be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 90 days.

        If an issuer or a guarantor fails to make any payment on the senior subordinated debt securities or the subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure would constitute an event of default under the applicable indenture and would enable the holders of the senior subordinated debt securities or the subordinated debt securities to accelerate the maturity of such debt securities.

        The applicable indenture will further require that an issuer or a guarantor promptly notify holders of senior indebtedness if payment of the senior subordinated debt securities or the subordinated debt securities is accelerated because of an event of default.

        "Designated senior indebtedness" means:

  •
  senior indebtedness under our senior credit facility (including any amendments, replacements or refinancings thereof) and, in the case of the subordinated debt securities of Willis North America, any existing 9% senior subordinated notes due 2009; and

  •
  any other senior indebtedness permitted under the applicable indenture the principal amount of which is $25.0 million or more and that has been designated by an issuer as designated senior indebtedness.

        "Senior indebtedness" means:

  (1)
  the obligations under our senior credit facility; and

  (2)
  the obligations under any other indebtedness permitted to be incurred by an issuer under the terms of the applicable indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities or the subordinated debt securities, as the case may be, including, with respect to clauses (1) and (2), interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate specified in the documents evidencing or governing such senior indebtedness, whether or not such interest is an allowable claim in such bankruptcy proceeding.

        Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

  •
  any liability for federal, state, local or other taxes owed or owing by an issuer;

  •
  any obligation of an issuer to its direct or indirect parent corporations or to any of its subsidiaries;

  •
  any accounts payable or trade liabilities, including obligations in respect of funds held for the account of third parties, arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities, other than obligations in respect of letters of credit under our senior credit facility;

  •
  any indebtedness that is incurred in violation of the applicable indenture;

  •
  indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to an issuer;

  •
  in the case of the subordinated debt securities, any indebtedness, guarantee or obligation of an issuer which is subordinate or junior to any other indebtedness, guarantee or obligation of such issuer;

  •
  indebtedness evidenced by the subordinated debt securities and, in the case of the senior subordinated debt securities, indebtedness evidenced by the senior subordinated debt securities; and

  •
  capital stock of an issuer.

        "Senior Indebtedness" of an issuer or any guarantor of the senior subordinated debt securities or the subordinated debt securities has a correlative meaning.

Conversion Rights

        The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into shares of Willis Group Holdings Limited common stock. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Willis Group Holdings Limited, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

        In certain events, the conversion rate will be subject to adjustment as set forth in the applicable indenture. Such events may include:

  •
  the issuance of shares of any class of capital stock of Willis Group Holdings Limited as a dividend on the common stock into which the debt securities of such series are convertible;

  •
  subdivisions, combinations and reclassifications of the common stock into which debt securities of such series are convertible;

  •
  the issuance to all holders of common stock into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock (as defined in the indentures); and

  •
  the distribution to all holders of common stock of evidences of debt of Willis Group Holdings Limited or of assets (excluding cash dividends paid from retained earnings and dividends payable in common stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

        No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of common stock will not be issued upon conversion, but Willis Group Holdings Limited will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

        The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

  •
  default in the payment of interest on any debt security of that series when due continued for 30 days (whether or not such payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the payment of the principal of (or premium, if any on) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the deposit of any sinking fund payment, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions, if any, of the indenture);

  •
  default in the performance, or breach, of any other covenant of the applicable issuer, any of its restricted subsidiaries, in the case of Holdings debt securities or Trinity debt securities, Trinity or any of its restricted subsidiaries, in the case of Willis North America debt securities, or any guarantor specified in the indenture or any debt security of that series (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

  •
  certain events of bankruptcy, insolvency or reorganization;

  •
  if applicable, any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

  •
  any other event of default provided with respect to debt securities of that series.

        If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable. Notwithstanding the foregoing, in the case of an event of default arising from the events described in the fifth bullet above, all outstanding debt securities of the applicable series will become due and payable without further action or notice. However, any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, by written notice rescind and annul such acceleration under certain circumstances. For information as to waiver of defaults, see "Modification and Waiver" below.

        Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

        The applicable issuer and, in the case of Willis North America debt securities, Trinity Acquisition Limited must file annually with each trustee an officers' certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

        Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give by mail to all holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default has been cured or waived; but, in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the board of directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

        Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the then outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Covenants

  Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer and, in the case of Willis North America debt securities, Trinity Acquisition Limited, without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the applicable issuer or, in the case of Willis North America debt securities, Trinity Acquisition Limited is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the applicable issuer or Trinity Acquisition Limited, as the case may be, substantially as an entirety is organized under the laws of any United States jurisdiction or the jurisdiction of organization of such issuer or Trinity Acquisition Limited, as the case may be, and expressly assumes the applicable issuer's or Trinity Acquisition Limited's obligations, as the case may be, on the debt securities and under the indenture, that after giving effect to the transaction, no event of default shall have happened and be continuing, and that certain other conditions are met.

  Other Covenants

        The prospectus supplement relating to offered debt securities will describe any other material covenants in respect of a series of debt securities. Unless otherwise indicated in the applicable prospectus supplement, any covenants applicable to the Holdings debt securities will be binding on Holdings and its restricted subsidiaries and any covenants applicable to the Trinity debt securities or the Willis North America debt securities will be binding on Trinity and its restricted subsidiaries, with the exception of any covenant regarding filing reports under the Securities Exchange Act of 1934, as amended, which will be binding on Willis Group Holdings Limited. Other than the covenant included in the indentures described under "Consolidation, Merger and Sale of Assets" above or any covenant described in the applicable prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations or the incurrence of additional indebtedness by the applicable issuer or any guarantor, and there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control transaction or a highly leveraged transaction.

Modification and Waiver

        Modification and amendments of the indentures may be made by the applicable issuer, if applicable, any guarantor, and the trustee with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or any premium or interest, on any debt security;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

  •
  adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

  •
  impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

        Without the consent of any holder of outstanding debt securities, the applicable issuer, any guarantor, and the trustee may amend or supplement the indentures and each series of debt securities to evidence the succession of another corporation to the applicable issuer or a guarantor and the assumption of such successor to the obligations thereof, to establish the form or terms of any series of debt securities, to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

        The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when:

  •
  all debt securities, with all debt securities, with the exceptions provided for in the applicable indenture, of that series have been delivered to the applicable Trustee for cancellation;

  •
  all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

  •
  have become due and payable;

  •
  will become due and payable at their stated maturity within one year; or

  •
  are to be called for redemption within one year; or

  •
  certain events or conditions occur as specified in the applicable prospectus supplement.

        Unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, other than the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series and certain other obligations, known as "covenant defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity; and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance.

        In addition, unless otherwise specified in the prospectus supplement, the applicable issuer can terminate all of its obligations under the indenture with respect to the debt securities of any series, including the obligation to pay interest on, premium, if any, and the principal of the debt securities of such series, known as "legal defeasance", at any time by:

  •
  depositing money or U.S. government obligations with the trustee in an amount sufficient to pay the principal of and interest on the debt securities of such series to their maturity, and

  •
  complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that there has been a change in the federal tax law since the date of the indenture to the effect that holders of debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or the delivery to the trustee of a ruling or other formal statement or action by the Internal Revenue Service to the same effect.

Guarantees

        Unless otherwise set forth in the applicable prospectus supplement, the Holdings debt securities will not be guaranteed. Payment of the principal of, premium, if any, and interest on the Trinity debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited and TA III Limited, which collectively comprise all of its direct and indirect parent entities. Payment of the principal of, premium, if any, and interest on the Willis North America debt securities will be fully and unconditionally guaranteed, jointly and severally, by Willis Group Holdings Limited, TA I Limited, TA II Limited, TA III Limited, Trinity Acquisition Limited, TA IV Limited, Willis Group Limited and Willis Partners, which collectively comprise all of its direct and indirect parent entities. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

        The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. Federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles.

        A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Willis Group Holdings Limited of all of Willis Group Holdings Limited's capital stock in, or all or substantially all the assets of, such guarantor.

Trustees

        JPMorgan Chase Bank is the trustee under the senior indentures. The Bank of New York is the trustee under the senior subordinated indentures. Citibank, N.A. is the trustee under the subordinated indentures. The trustees may perform certain services for and transact other banking business with Willis Group Holdings Limited, Trinity Acquisition Limited, Willis North America Inc. or, if applicable, any guarantor from time to time in the ordinary course of business.

Bermuda Monetary Authority Approval

        The approval of the Bermuda Monetary Authority will be required prior to any issuance or transfer of any debt security of Willis Group Holdings Limited or for the conversion of any debt securities into common stock of Willis Group Holdings Limited.

DESCRIPTION OF CAPITAL STOCK

        The following summary is a description of the material terms of the capital stock of Willis Group Holdings Limited. Our memorandum of association and bye-laws are filed as exhibits to the registration statements to which this prospectus relates.

General

        We were incorporated as an exempted company under The Companies Act 1981 of Bermuda, as amended. Accordingly, the rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws.

        Our authorized capital consists of 4,000 million shares of common stock and 1,000 million shares of preferred stock. As of September 30, 2003, our issued and outstanding share capital consisted of 154,251,139 shares of common stock. With the consent of the Bermuda Monetary Authority, persons who are not residents of Bermuda may freely hold, vote and transfer the shares that we are offering in this prospectus.

Common Stock

        Our current authorized but unissued shares are at the disposal of our board of directors, who may issue, grant options over or otherwise dispose of those shares to any persons and on any terms they deem appropriate, provided the issuance does not violate Bermuda law or our bye-laws and we obtain Bermuda Monetary Authority approval in applicable circumstances.

  Voting Rights and Shareholders' Meetings

        Holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. Unless required by Bermuda law or our bye-laws, voting at general meetings is decided by a simple majority of the votes cast at a meeting at which a quorum is present. Under our bye-laws, shareholders representing at least 50% of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum. Under our bye-laws, the vote of 75% of the outstanding shares entitled to vote and the approval of a majority of the board is required to amend bye-laws regarding appointment and removal of directors, remuneration, powers and duties of the board, indemnification of directors and officers, director's interests and the procedures for amending bye-laws. Any share entitled to vote may be voted by written proxy and proxies may be valid for all general meetings. There are no limitations under Bermuda law on the voting rights of non-resident or foreign shareholders.

        Under Bermuda law, a company is required to convene at least one general shareholders' meeting per calendar year. Under Bermuda law and our bye-laws, general meetings of shareholders may either be annual or special. Under Bermuda law, special general meetings must be called upon the request of shareholders holding not less than 10% of the paid up capital of the company carrying the right to vote at general meetings. Directors may also convene special general meetings as they deem necessary.

        Bermuda law requires that shareholders be given at least five days' advance notice of a general meeting, although the accidental omission of notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, notice of annual general meetings must be made in writing at least 21 days before the meeting and notice of special general meetings must be made in writing at least seven days before the meeting.

  Election or Removal of Directors

        Under Bermuda law and our bye-laws, directors are elected at the annual general meeting or to serve until their successors are elected or appointed, unless they are earlier removed or resign.

        The election of our directors is determined by a simple majority of votes cast, except as otherwise required by law. Our shareholders do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all directors.

        Under Bermuda law and our bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days' notice. The director has a right to be heard at the meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or, in the absence of any election, by the board of directors.

  Duties of Directors and Officers

        Under the Companies Act 1981, the duties of directors and officers are to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the company is also required to comply with the provisions of the Companies Act 1981, all related regulations and the Company's bye-laws. In addition, the directors are subject to common law fiduciary duties. These duties include the duty to act bona fide in the best interests of the company, and not for any collateral purpose.

        Under Bermuda law, the directors' duties are owed to the company itself, not to its shareholders or members, creditors, or any class of either shareholders, members or creditors. In discharging his or her duties, a director is required to exercise the care and skill which may be reasonably expected of a person with the director's skills and experience.

        Bermuda law renders void any provision in the bye-laws or in any contract between a company and any director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. In addition, the Companies Act 1981 provides that where a director, officer or auditor of a company is found liable to any person for damages arising out of the performance of any function of his or her duties, he will only be held jointly and severally liable if it is proved that he or she knowingly engaged in fraud or dishonesty. In any other case, the court will determine the percentage of responsibility of all parties it determines has contributed to the loss or liability of the plaintiff, and the liability of any one director, officer or auditor shall be equal to the total loss suffered by the plaintiff multiplied by the director's, officer's or auditor's percentage of responsibility as determined by the court.

  Dividend Rights

        Dividends are payable only when declared by the board of directors. Bermuda law prohibits a company from declaring a dividend or making a distribution out of contributed surplus if there are reasonable grounds for believing that the company is, or would after payment, be unable to pay its liabilities as they become due, or the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. All dividends unclaimed for a period of six years after having been declared will be forfeited and revert to us. Except as noted in this paragraph, there are no limitations under Bermuda law on the rights of non-resident or foreign shareholders to receive dividends.

  Rights In Liquidation

        In the event of our liquidation, after payment of all debts and liabilities, we will distribute our remaining assets to our shareholders in proportion to their ownership of outstanding shares, subject to the preferential rights accorded to any series of preferred stock.

  Pre-Emptive Rights

        Generally, holders of our common stock have no pre-emptive rights. In limited circumstances not involving a public offering, pursuant to our shareholder rights agreement, members of the consortium are entitled to pre-emptive rights.

  Changes In Capital

        We may from time to time by shareholder resolution passed by a simple majority:

  •
  increase our share capital to be divided into shares in the amount that the resolution prescribes;

  •
  divide our shares into several classes with different rights;

  •
  consolidate and divide any or all of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide any of our shares into shares of a smaller amount than that fixed by our memorandum of association, as long as the proportion between the amount paid and the amount, if any, unpaid on each reduced share be the same as on the share from which the reduced share is derived;

  •
  cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the cancelled shares;

  •
  change the currency denomination of our share capital; and

  •
  authorize the reduction of issued share capital or any share premium.

  Transfer Of Shares

        Transfer of shares must be in writing. The instruments of transfer of a share may be in any form which our board of directors approves.

  Modification Of Rights

        Our bye-laws provide that, subject to Bermuda law, the rights attached to any class of shares of common stock may be modified by a resolution passed at a separate general meeting of the holders representing at least a majority of the votes cast of that class. For purposes of this meeting, one or more shareholders present in person or by proxy representing at least a majority of the issued and outstanding shares of that class and entitled to vote will be a quorum.

  Borrowing Power

        Neither Bermuda law nor our bye-laws will restrict in any way our power to borrow and raise funds. The decision to borrow funds is passed by or under direction of our board of directors, no shareholders' resolution being required.

Preferred Stock

        Authorized shares of our preferred stock may be issued at the discretion of our board of directors without any further action by the shareholders, except as required by applicable law or regulation. Our board of directors is authorized, from time to time, to divide the preferred stock into classes or series, to designate each class or series and to determine for each class or series its respective rights and preferences, including, without limitation, any of the following:

  •
  the rate of dividends and whether dividends will be cumulative or have a preference over the common stock in right of payment;

  •
  the terms and conditions upon which shares may be redeemed and the redemption price;

  •
  sinking fund provisions for the redemption of shares;

  •
  the amount payable in respect of each share upon a voluntary or involuntary liquidation of us;

  •
  the terms and conditions upon which shares may be converted into other securities of ours, including common stock;

  •
  limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of our capital stock junior that that series, including the common stock;

  •
  conditions and restrictions on the incurrence of certain indebtedness or issuance of other senior classes of capital stock;

  •
  the terms on which shares may be redeemed, if any; and

  •
  voting rights.

        Any series or class of preferred stock could, as determined by our board of directors at the time of issuance, rank senior to our common stock with respect to dividends, voting rights, redemption and liquidation rights. The preferred stock authorized is of the type commonly known as blank-check preferred stock.

        The prospectus supplement relating to the new series will specify whether the series of preferred stock will be issued separately, as part of warrant units or upon exercise of warrants.

  Ranking

        Each new series of preferred stock will rank equally with each other series of preferred stock and prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

  Dividends

        Holders of each new series of preferred stock will be entitled to receive cash dividends, if declared by the board of directors out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

  •
  the dividend rates;

  •
  whether the rates will be fixed or variable or both;

  •
  the dates of distribution of the cash dividends; and

  •
  whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

        We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by the board of directors.

        We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

  Conversion and Exchange

        The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

  Redemption

        We will specify in the prospectus supplement applicable to each new series of preferred stock:

  •
  whether it will be redeemable at any time, in whole or in part, at our option or the holder of the preferred stock;

  •
  whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

  •
  the redemption prices.

        In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the board of directors.

        Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

  Liquidation Preference

        Upon the voluntary or involuntary liquidation, dissolution or winding up of Willis Group Holdings Limited, holders of each series of preferred stock will be entitled to receive:

  •
  distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

  •
  any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to shareholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

        In the event that holders of preferred stock are not paid in full upon a liquidation, dissolution or winding up of Willis Group Holdings Limited, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

        After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

  Voting Rights

        The holders of shares of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

  Transfer Agent and Registrar

        We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the applicable prospectus supplement.

  Reservation of Common Stock

        We will reserve the full number of shares of our common stock issuable on conversion of the preferred stock out of the total of our authorized but unissued shares of common stock to permit the conversion of the preferred stock into shares of common stock.

Other Matters

        Access to books and records and dissemination of information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's certificate of incorporation, its memorandum of association, including its objects and powers, and any alteration to the company's memorandum of association.

        The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is also open to inspection by shareholders without charge and to members of the general public on the payment of a fee. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981, establish a branch register outside Bermuda.

        A company is required to keep at its registered office a register of its directors and officers which is open for inspection for not less than two hours in each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Amendment of memorandum of association and bye-laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. In certain circumstances, an amendment to the memorandum of association also requires the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his discretion. However, such approval of the Bermuda Minister of Finance is not required for an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Except as set forth therein, the bye-laws may be amended by a resolution passed by a majority of votes cast at a general meeting.

        Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment which alters or reduces a company's share capital as provided in the Companies Act 1981. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum is passed. Such application may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

        Appraisal rights and shareholder suits.    Under Bermuda law, in the event of an amalgamation of two Bermuda companies, a shareholder who did not vote in favor of the amalgamation and is not satisfied that fair value has been paid for his shares may apply to the Bermuda Court to appraise the fair value of his shares. The amalgamation of a company with another company requires the amalgamation agreement to be approved by:

  •
  a meeting of the holders of shares of the amalgamating company;

  •
  a meeting of the holders of each class of such shares; and

  •
  in certain circumstances, the consent of the Bermuda Minister of Finance (who may grant or withhold consent at his discretion).

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of:

  •
  is alleged to be beyond the corporate power of the company;

  •
  is illegal; or

  •
  would result in the violation of the company's memorandum of association or bye-laws.

        Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than those who actually approved it.

        When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts for an order regulating the company's conduct of affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

        Bermuda Monetary Authority consent will be required for the issuance and or transfer of any preferred stock and for any common stock that does not currently benefit from the existing Bermuda Monetary Authority permission.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of common stock or preferred stock or debt securities of Willis Group Holdings Limited. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

        The applicable prospectus supplement will describe the terms of any warrants, including the following:

  •
  the title and aggregate number of the warrants;

  •
  any offering price of the warrants;

  •
  the designation and terms of any securities that are purchasable upon exercise of the warrants;

  •
  the number of shares or aggregate principal amount of the securities purchasable upon exercise of a warrant and the price of such securities;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

  •
  the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Willis Group Holdings Limited to accelerate this final date;

  •
  if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

  •
  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the warrants;

  •
  any applicable redemption or call provisions; and

  •
  any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

        The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

        Bermuda Monetary Authority approval will be required for the issuance of any warrants to purchase shares of common or preferred stock or other debt securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS

        Willis Group Holdings Limited may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock of Willis Group Holdings Limited at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units, consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing each holder's obligation under the original stock purchase contract.

        The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts.

BOOK ENTRY PROCEDURES AND SETTLEMENT

        Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, ("DTC"), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

        Purchasers of securities may only hold interests in book-entry securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers that have an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

        A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

  •
  DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days;

  •
  We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

  •
  In the case of debt securities, an event of default has occurred and is continuing with respect to such book-entry debt securities and, in exchange for any such securities, we decide to, or upon the request of the applicable trustee we shall, deliver new debt securities of that series in definitive registered form in the same aggregate principal amount as the global debt securities being exchanged.

        Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

        In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

        We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Clearstream and Euroclear

        Links have been established among DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream Banking SA") and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

        Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

        Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

        When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant's account. Credit for the book-entry securities will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

        When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant's account would instead be valued as of the actual settlement date.

SELLING SHAREHOLDERS

        35,774,487 of the shares of common stock of Willis Group Holdings Limited being offered pursuant to this prospectus may be offered by certain selling shareholders.

        The following presents information with respect to the beneficial ownership of our shares and the number of shares that may be sold hereunder as of September 30, 2003, by each potential selling shareholder. The actual amount, if any, of common stock to be offered by each selling shareholder and the amount and percentage of common stock to be owned by such selling shareholder following such offering will be disclosed in the applicable prospectus supplement.

        Unless otherwise indicated, the address of each person named in the table below is Ten Trinity Square, London EC3P 3AX, England. The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of this offering are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital before and after this offering is based on 154,251,139 shares of common stock outstanding on September 30, 2003.

				Number of Shares Beneficially Owned After the Sale of Maximum Number of Shares
	Shares Beneficially Owned		Maximum Number of Shares to be Sold Hereunder
Name and Address of Beneficial Owner
	Number	%		Number	%
KKR 1996 Overseas, Limited(1)	35,543,328	23.04%	35,543,328	—	—
Henry R. Kravis(1)	35,543,328	23.04%	35,543,328	—	—
George R. Roberts(1)	35,543,328	23.04%	35,543,328	—	—
Perry Golkin(1)	35,577,328	23.06%	35,543,328	34,000	*
Todd A. Fisher(1)	35,551,328	23.05%	35,543,328	8,000	*
Scott C. Nuttall(1)	35,546,328	23.04%	35,543,328	3,000	*
James R. Fisher(2)	288,886	*	260,386	28,500	*
Fisher Capital Corp. L.L.C.(2)	231,159	*	231,159	—	—

*
Less than 1%.

(1)
Shares shown as beneficially owned by KKR 1996 Overseas, Limited are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas, Limited is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership, which is the general partner of Profit Sharing (Overseas), Limited Partnership, which owns approximately 23.04% of our issued and outstanding shares prior to this offering. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Todd A. Fisher, Johannes P. Huth, Alex Navab, Jr., Robert I. MacDonnell and Michael T. Tokarz, as members of

  KKR 1996 Overseas, Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaim such beneficial ownership. Scott C. Nuttall is a director and an executive of Kohlberg Kravis Roberts & Co. L.P. Mr. Nuttall is also a limited partner of KKR Associates II (1996), Limited Partnership. Mr. Nuttall disclaims beneficial ownership of any of our shares beneficially owned by Kohlberg Kravis Roberts & Co. L.P. and KKR Associates II (1996), Limited Partnership. The amounts owned by Messrs. Golkin, Fisher and Nuttall include 34,000, 8,000 and 3,000 shares respectively. The address of KKR 1996 Overseas, Limited is Ugland House, P.O. Box 309, George Town, Grand Cayman, Cayman Islands, B.W.I., and the address of each individual listed above is c/o Kohlberg Kravis Roberts & Co., L.P., 9 West 57th Street, New York, New York 10019.

(2)
James R. Fisher owns 28,500 shares of our stock. Fisher Capital Corp. L.L.C., is the beneficial owner of exercisable options to purchase 231,159 shares of our stock. Mr. Fisher, as the managing member and majority owner of Fisher Capital Corp. L.L.C., may be deemed to share ownership of any shares beneficially owned by Fisher Capital Corp. L.L.C. but disclaims such beneficial ownership. James R. Fisher has an interest in 29,227 of our shares as an investor through KKR Partners (International) Limited Partnership. Mr. Fisher may be deemed to share beneficial ownership of any shares beneficially owned by KKR Partners (International) Limited Partnership but disclaims such beneficial ownership. The address of Mr. Fisher and Fisher Capital Corp. L.L.C is 8 Clarke Drive, Cranbury, New Jersey 08512.

        The approval of the Bermuda Monetary Authority will be required for the transfer of any common stock that does not currently benefit from existing Bermuda Monetary Authority permission.

PLAN OF DISTRIBUTION

        We may sell the debt securities, the preferred stock, the common stock, the warrants, the warrant units, the stock purchase contracts, the stock purchase units and the prepaid stock purchase contracts in any of the following ways:

  •
  to or through underwriters;

  •
  through dealers or agents;

  •
  directly to a limited number of institutional purchasers or to a single purchaser; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement for the securities we or the selling shareholders sell will describe that offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price and the proceeds to us or the selling shareholders from that sale;

  •
  any underwriting discounts, commissions or agents' fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Underwriters

        If underwriters are used in the sale, we and the selling shareholders, as applicable, will execute an underwriting agreement with those underwriters relating to the securities that we or the selling shareholders will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

        The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        Any underwritten offering in which members of the NASD act as underwriters will be made in compliance with NASD Conduct Rules 2710 (Corporate Financing Rule) and 2720 (Distribution of Securities of Members and Affiliates). Pursuant to such rules, underwriting compensation, as defined in the applicable NASD Conduct Rules, will not exceed 8% in connection with any such offering.

Dealers and Agents

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement. Any such dealer or agent may be deemed an underwriter as that term is defined in the Securities Act of 1933, as amended.

Direct Sales

        We or the selling shareholders may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

        We and the selling shareholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933 and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make such a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Current Report on Form 8-K dated April 16, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report express an unqualified opinion and includes an explanatory paragraph relating to our adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets"), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

        Appleby Spurling & Kempe, Bermuda, will pass upon the matters of Bermuda law. William P. Bowden, Jr. will pass upon matters of New York law. As of January 30, 2004, Mr. Bowden owned 20,090 shares of common stock of Willis Group Holdings Limited. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

20,000,000 Shares

Willis Group Holdings Limited

Common Stock

$38.27 per share

P  R  O  S  P  E  C  T  U  S     S  U  P  P  L  E  M  E  N  T
February 19, 2004
(To Prospectus
Dated February 6, 2004)

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TABLE OF CONTENTS
BERMUDA MONETARY AUTHORITY
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUPPLEMENT SUMMARY
The Willis Group
Competitive Strengths
Business Strategies
The Offering
Recent Developments
Recent Financial Results
Summary Consolidated Financial Data
RISK FACTORS
Risk Factors Related to Our Common Stock
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
CAPITALIZATION
BUSINESS
MANAGEMENT
DESCRIPTION OF MATERIAL INDEBTEDNESS
PRINCIPAL AND SELLING SHAREHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
CERTAIN INCOME TAX CONSEQUENCES
SHARES ELIGIBLE FOR FUTURE SALE
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
BERMUDA MONETARY AUTHORITY
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
SUMMARY
RISK FACTORS
THE WILLIS GROUP
RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND PREPAID STOCK PURCHASE CONTRACTS
BOOK ENTRY PROCEDURES AND SETTLEMENT
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS